LEASE AGREEMENT








                                 BY AND BETWEEN







                          AMAX REALTY DEVELOPMENT, INC.

                                       AND

                         V. PAULIUS AND ASSOCIATES, T/A

                         PORT CARTERET, A JOINT VENTURE,

                                               Landlord,

                                     - and -

                             DI GIORGIO CORPORATION,

                                                 Tenant.


                          ----------------------------

                             DATED: November 26, 1997

                          ----------------------------



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                                TABLE OF CONTENTS

                                                                         Page

PREAMBLE                                                                  1

BASIC LEASE PROVISIONS AND DEFINITIONS                                    1

1.       Premises                                                         3

2.       Term                                                             3

3.       Completion and Possession                                        3

4.       (Intentionally Omitted)                                          6

5.       Rental                                                           6

6.       Use                                                              7

7.       Insurance                                                        9

8.       (Intentionally Omitted)                                         12

9.       Fire and Other Casualty                                         12

10.      Repairs and Maintenance                                         14

11.      Covenants Against Liens                                         15

12.      Alterations                                                     16

13.      Condemnation                                                    17

14.      Access and Right to Exhibit                                     19

15.      Assignment                                                      19

16.      Rules and Regulations, Compliance With Laws                     23

17.      Utilities                                                       25

18.      Signs                                                           26

19.      Taxes                                                           26

20.      Additional Charges                                              28

21.      Non-Liability of Landlord                                       28

22.      Indemnity                                                       29

23.      Right to Cure Default                                           29

24.      Remedies Upon Default                                           30

25.      Waiver of Redemption                                            33

26.      Mortgage Priority                                               33

27.      Surrender of Premises                                           35

28.      Unavoidable Delays                                              35

29.      Landlord Consent                                                36

30.      Certification                                                   36

31.      Waiver of Trial by Jury                                         37

32.      Quiet Enjoyment                                                 37

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33.      Landlord                                                        37

34.      Notices                                                         38

35.      Covenants, Effect of Waiver                                     38

36.      Holding Over                                                    38

37.      References                                                      39

38.      Entire Agreement                                                39

39.      Attornment                                                      39

40.      Security                                                        39

41.      Option to Purchase                                              42

42.      Real Estate Broker                                              45

43.      Future Easements                                                45

44.      Adjacent Excavation and Shoring                                 46

45.      Validity of Lease                                               46

46.      Representations                                                 46

47.      Environmental Provisions                                        46

48.      Renewal Option                                                  55

49.      Option to Lease Additional Lands                                56

50.      Additional Building                                             59

51.      Tenant's Rights                                                 61

52.      Waiver of Distraint                                             62

53.      No Option                                                       62

54.      Memorandum of Lease                                             62

                               AGREEMENT OF LEASE


         Between AMAX REALTY DEVELOPMENT, INC., a Delaware corporation, and V. PAULIUS AND ASSOCIATES, a New Jersey corporation, collectively t/a PORT CARTERET, a joint venture (hereinafter called "Landlord"), and DI GIORGIO CORPORATION, a Delaware corporation (hereinafter called "Tenant").

                                    PREAMBLE

BASIC LEASE PROVISIONS AND DEFINITIONS.

         In addition to other terms elsewhere defined in this lease, the following terms whenever used in this lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.


(1)      Date of Lease:  November 26, 1997

         (2) Exhibits: The following Exhibits attached to this lease are incorporated herein and made a part hereof:

                  Exhibit "A":          Legal Description of the Property
                  Exhibit "A-1":        Title Matters
                  Exhibit "B":          Plans and Specifications
                  Exhibit "C":          Site Plan
                  Exhibit "D":          Intentionally Omitted
                  Exhibit "E":          Intentionally Omitted
                  Exhibit "F":          Ground Lessor Non-Disturbance,
                                        Recognition and Attornment Agreement
                  Exhibit "G":          Declaration of Environmental
                                        Restrictions
                  Exhibit "H":          Prepayment Penalty Cap
                  Exhibit "I":          Lender Non-Disturbance, Subordination
                                        and Attornment Agreement
                  Exhibit "J":          (Intentionally Omitted)
                  Exhibit "K":          Additional Lands
                  Exhibit "L":          Grocery Products
                  Exhibit "L-1":        Frozen Food Products
                  Exhibit "L-2"         Dairy Products

         (3)      Building:  One (1) building consisting of approximately
                  one hundred sixty-nine thousand nine hundred fifteen
                  (169,915) square feet of base building ("Base
                  Building"), approximately four thousand six hundred seventy-five (4,675) square feet of maintenance and/or mezzanine area ("Initial Mezzanine Area"), and approximately four thousand two hundred sixty-two
                  (4,262) square feet of maintenance and/or mezzanine
                  area ("Subsequent Mezzanine Area"), collectively the "Mezzanine Area", and in the aggregate being approximately one
                  hundred   seventy-eight   thousand  eight  hundred   fifty-two
                  (178,852) square feet, located in Carteret, New Jersey.

         (4) Premises: The Land together with the Building and other improvements as shown on Exhibit "C".

         (5) Land: The parcel of land described on Exhibit "A", consisting of 13.5+/- acres.

         (6)      Term: From and after the  Commencement  Date and ending twenty
                  (20)  years  from  the   Commencement   Date,   unless  sooner
                  terminated as provided for herein or extended as similarly provided for herein.

         (7) Commencement Date: The Delivery of Possession of the Base Building and Initial Mezzanine Area by Landlord to Tenant, as defined in subparagraph 3(a) or the date upon which Tenant



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                  shall  commence  the  delivery  of  merchandise  from the Base
                  Building whichever shall occur first.

         (8) Subsequent Mezzanine Area Commencement Date: The Delivery of Possession of the Subsequent Mezzanine Area by Landlord to Tenant, as defined in subparagraph 3(a) or the date upon which Tenant shall conduct business therefrom, whichever shall occur first.

         (9) Fixed Rent: The Fixed Rent shall be as follows:

Base Building and Initial Mezzanine Area

                       Annual
Lease      Leased     Rent Per       Annual         Monthly
Year      Premises   Square Foot   Fixed Rent      Fixed Rent

 1-10   174,590 s.f.  $10.15      $1,772,088.50    $147,674.04
11-20   174,590 s.f.  $11.30      $1,972,867.00    $164,405.58

Subsequent Mezzanine Area

                       Annual
Lease      Leased     Rent Per       Annual         Monthly
Year      Premises   Square Foot   Fixed Rent      Fixed Rent

 1-10    4,262 s.f.    $10.15     $ 43,259.30      $ 3,604.94
11-20    4,262 s.f.    $11.30     $ 48,160.60      $ 4,013.38
(collectively the Fixed Rent)

         The actual initial Fixed Rent shall be determined and paid on the actual square footage of the Base Building and the Mezzanine Area, based upon outside measurements, as determined upon the respective Commencement Dates.

         (10) Termination Date: On midnight of the day prior to the 241st month following the Commencement Date, as such date may be extended as provided in subparagraph 3(b).

         (11) Permitted Use: Any lawfully permitted use which does not require any variance or other relief from applicable law and for no other purpose.

         (12)     Tenant's Standard Industrial Classification Number:
                  5141.

         (13)     Tenant's address:  380 Middlesex Avenue, Carteret, New
                  Jersey 07008

         (14) Landlord's address: c/o Amax Realty Development, Inc., 300 Middlesex Avenue, Suite D, Carteret, New Jersey 07008

         (15)     Broker:  Jacobson, Goldfarb & Tanzman Associates

         (16) Security: By good funds and/or Letter of Credit an amount equal to two (2) months Fixed Rent.



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                               W I T N E S S E T H

         1. Premises. The Landlord hereby leases the Premises to Tenant and Tenant hereby takes the Premises from Landlord, subject however, to all of the terms, covenants, provisions and conditions herein set forth, mortgages and ground leases as set forth on Exhibit "A-1", and to all other liens, encumbrances, conditions, rights, easements, restrictions, rights-of-way, covenants and matters of record shown on Exhibit "A-1", and all present and future zoning and building laws, ordinances, regulations and codes affecting or governing the Building and/or Land or which hereafter may affect or govern the Building and/or Land.

         TO HAVE AND TO HOLD the Premises for the Term and at the rents herein set forth.

         2.       Term.

                  (a) The Term shall commence on the Commencement Date and shall terminate on the Termination Date, unless sooner terminated or extended as herein expressly provided.

                  (b) For purposes of this lease, a "Lease Year" shall be deemed to be each consecutive period of twelve (12) months during the Term, starting on the Commencement Date, except that the last Lease Year shall include the period of time from the expiration of the prior Lease Year to the Termination Date.

         3.       Completion and Possession.

                  (a) Landlord shall construct and complete the Building in a good, workmanlike and diligent manner and in compliance with all applicable laws, ordinances, rules and regulations of any duly constituted governmental authority having jurisdiction thereof and shall deliver possession of the Base Building and the Initial Mezzanine Area on March 1, 1998 ("Delivery of Possession Date"). For purposes of this Paragraph 3, Initial Mezzanine Area shall mean the Battery Charging Area as shown on Exhibit "B" attached hereto, and the Subsequent Mezzanine Area shall mean all other work relating to the Mezzanine Area, as shown on Exhibit B. Delivery of Possession of (i) the Base Building and the Initial Mezzanine Area including the parking area or (ii) the Subsequent Mezzanine Area, as the case may be, by Landlord to Tenant shall be deemed to have been made when Landlord shall have given Tenant notice of all of the following:

                           (i)      The Base Building and the Initial Mezzanine
Area, including the parking area, or the Subsequent Mezzanine Area, and all improvements required on Exhibit "B" as shall be necessary to obtain a Certificate of Occupancy for (i) the Base
Building and the Initial Mezzanine Area or (ii) the Subsequent Mezzanine Area have been Substantially Completed, as hereinafter defined, in accordance with the requirements hereof, subject however to the provisions of subparagraph 3(c) hereof; and

                           (ii)    All utilities, refrigeration, heating and air
conditioning systems serving the Base Building and the Initial Mezzanine Area or the Subsequent Mezzanine Area are new, have been installed and are in working order; and

                           (iii)  The issuance of a Certificate of Occupancy
for the Base Building and the Initial Mezzanine Area or the Subsequent Mezzanine Area.

                  (b) The parties hereto agree that this Paragraph 3 constitutes an express provision as to the times at which Landlord shall deliver possession of the Premises to Tenant. Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason of any postponement of the Delivery of Possession of (i) the Base Building


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

and the Initial Mezzanine Area, or (ii) the Subsequent Mezzanine Area, except as provided in subparagraphs 3(d) and 5(a) hereof, and Tenant hereby waives any rights to rescind this lease which Tenant otherwise might have pursuant to any law now or hereafter in force, except as otherwise provided in this Paragraph 3.


                 (c) The Base Building and the Initial Mezzanine Area, including the parking area shall be deemed "Substantially Complete" or "Substantially Completed," and Delivery of Possession thereof shall be deemed to have occurred notwithstanding that the truck heaters and striping for the parking area shall not be completed, that the landscaping shall not be completed and that minor or insubstantial details of construction, installation, decoration, finishing work or mechanical adjustments remain to be done therein provided same would not unreasonably interfere with Tenant's use and occupancy thereof. The Subsequent Mezzanine Area shall be deemed "Substantially Complete" or "Substantially Completed" and Delivery of Possession thereof shall be deemed to have occurred notwithstanding that the landscaping shall not be completed and that minor or insubstantial details of construction, installation, decoration, finishing work or mechanical adjustments remain to be done therein provided same would not unreasonably interfere with Tenant's use and occupancy thereof.

                  (d) If Landlord shall not cause Delivery of Possession of the Base Building and the Initial Mezzanine Area to occur within one hundred eighty
(180) days following the Delivery of Possession Date, then Tenant, at any time thereafter, but prior to the Commencement Date, shall have the right to terminate this lease on notice to Landlord. The provisions of this subparagraph 3(d) and subparagraph 5(a) shall constitute the sole and exclusive rights and remedies to which Tenant shall be entitled in the event the Commencement Date does not occur in accordance with the provisions of Paragraph 3 of this lease.

                  (e) Landlord shall proceed diligently, subject to Tenant Delay, as defined in subparagraph 3(g) hereof and/or Unavoidable Delays, as defined in Paragraph 28 hereof, to Substantially Complete the remainder of the parking area and the Subsequent Mezzanine Area on or before June 1, 1998, and in no event prior to the Substantial Completion of the Base Building and Initial Mezzanine Area.

                  (f)      (Intentionally Omitted)

                  (g) If as a consequence of any Tenant Delay, the Delivery of Possession of the Base Building and the Initial Mezzanine Area or the Subsequent Mezzanine Area shall be delayed, despite the application by Landlord of due diligence (which shall not include overtime or weekend work), then and in such event, the Commencement Date and/or the Subsequent Mezzanine Area Commencement Date, as the case may be, shall be deemed to be the date on which the Delivery of Possession of the Base Building and the Initial Mezzanine Area or the Subsequent Mezzanine Area would have occurred had it not been for said Tenant Delay as set forth in a notice delivered by Landlord to Tenant, provided, however, Landlord's declaration of such date shall be without prejudice to Tenant's rights to object to said date. Tenant Delay shall be defined as the actual delay incurred in Landlord's failure to cause Delivery of Possession of the Base Building and the Initial Mezzanine Area and/or the Subsequent Mezzanine Area as a result of any of the following: (i) changes resulting in work orders requested by Tenant only to the extent Landlord shall have notified Tenant at the time of such work order(s) of its reasonable estimate of the number of days the Delivery of Possession of the Base Building and the Initial Mezzanine Area and/or the Subsequent Mezzanine Area may be extended and Tenant consents to the performance of such work order(s); (ii) Tenant's default under the terms or provisions of this lease and failure to cure such default within the time


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

periods provided for in this lease following delivery of notice to Tenant by Landlord; or (iii) the performance or non-performance of any other work performed, or which is to be performed, by Tenant which delays or prevents the Substantial Completion of the Base Building and Initial Mezzanine Area or the Subsequent Mezzanine Area, including the issuance of a Certificate of Occupancy or any other required governmental approval.

                  (h)      (Intentionally Omitted)

                  (i)      (Intentionally Omitted)

                  (j) If, as a result of any Tenant Delay, Landlord incurs additional costs in excess of the cost Landlord would have incurred but for such Tenant Delay, such additional cost shall be paid by Tenant to Landlord, as Additional Rental, within thirty (30) days after Landlord submits a bill to Tenant for the same.

                  (k) Subject to the provisions of subparagraph 5(a), Tenant, upon Delivery of Possession of the Base Building and the Initial Mezzanine Area or the Subsequent Mezzanine Area, shall be conclusively deemed to have certified to Landlord and its mortgagee that the Term and the date for the payment of Rental therefor pursuant to this lease shall have commenced, that there is not then any offset against any Rental to be paid pursuant to this lease nor any violation of any of the terms of this lease on the part of Landlord, that Landlord, as of the date thereof, has performed all of its obligations hereunder, and that the Base Building and the Initial Mezzanine Area or the Subsequent Mezzanine Area, as the case may be, is in satisfactory condition as of the date of such delivery, subject solely to latent defects and minor items to be set forth on a "punch list" and such other items as Tenant shall specify in a notice to Landlord, which punch list and notice shall be submitted to Landlord within sixty (60) days following the Commencement Date of the Base Building and the Initial Mezzanine Area or within sixty (60) days following the Subsequent Mezzanine Area Commencement Date, as the case may be, and completed by Landlord in each case within sixty (60) days thereafter. Nothing in this subparagraph 3(k) shall affect, modify or lessen the guaranty of Landlord set forth in subparagraph 10(b) of this lease. The foregoing provisions shall be self-operative and no further instrument or other writing shall be required unless any Permitted Mortgagee, as defined in Paragraph 26, shall deem the same appropriate, in which event Tenant promptly shall execute any instrument or other writing containing the foregoing and such other similar provisions in regard to the condition of the Premises, the Rental and the Term, as shall be reasonably requested by said Permitted Mortgagee.

                  (l)      Intentionally deleted.

                 (m) At all times prior to the Commencement Date, Landlord shall permit Tenant to enter the Premises for the purpose of performing Tenant's Work, and any work necessary in order to prepare the Premises for its occupancy, at its sole risk, cost and expense. From and after the date hereof, Landlord shall provide Tenant access to the Building prior to the Commencement Date so that Tenant may install Tenant's racks for the warehousing of its goods, all at Tenant's sole risk, cost and expense. Tenant agrees that during the course of any work which it performs, whether performed prior to or subsequent to the Commencement Date, it will: (i) not damage, delay or interfere with any work being performed by Landlord or any other persons in or about the Premises; (ii) comply with all procedures and regulations reasonably prescribed by Landlord from time to time for coordination of such work and activities with any other work being performed in or about the Premises by Landlord, its designees or contractors; (iii) not do or permit anything to be done which would interfere with the construction or operation of any work or activities being conducted by Landlord or any other persons in or about the Premises. Landlord shall immediately notify Tenant of any such circumstance when Landlord learned, or reasonably shall have learned, of such delay. If Tenant fails or refuses to comply with any of the foregoing obligations of this Paragraph, then in addition to any other rights and remedies to which Landlord may be entitled, Landlord shall have the right to require Tenant to immediately cease the performance of such work and activities until the Commencement Date.

                  (n) Any access or possession by Tenant prior to the Commencement Date shall be subject to all of the terms, provisions, covenants and conditions of this lease except for the payment of Rental (as defined in Paragraph 5 of this lease), provided, however, Tenant agrees to maintain such insurance as is required pursuant to subparagraphs 7(a)(ii), (iii), (b) and (c) hereof, together with an installation floater insurance policy or endorsement to insure the improvements, work, furniture, fixtures and equipment performed, installed or located on the Premises by Tenant.

                  (o) Tenant, at its sole cost and expense, shall be required to procure any and all approvals from any governmental authorities having jurisdiction thereover, relating to or arising out of, Tenant's Work, the business of Tenant or its use or occupancy of the Premises; which approvals shall include but shall not be limited to, applicable use permits, Certificates of Continued Occupancy, any other permits and any environmental protection approvals, other than the Certificate(s) of Occupancy to be obtained by Landlord hereunder. Tenant agrees to make prompt application and to proceed diligently and in good faith to procure all necessary approvals (collectively, "approvals"), including all work in connection therewith, and within ten (10) days following request therefor, to furnish Landlord with true copies of all writings submitted or received in connection therewith and forthwith to notify Landlord in writing of all determinations regarding such approvals.

                  (p) Landlord agrees that during the course of completing the Subsequent Mezzanine Area, Landlord will not damage, delay or interfere with the activities of Tenant on or at the Premises, will comply with all procedures and regulations reasonably prescribed by Tenant from time to time for coordinating of Landlord's work in completing the Subsequent Mezzanine Area with the activities of Tenant on or at the Premises, and will comply with the provisions of subparagraph 14(a) hereof.

         4.       (Intentionally Omitted)

         5.       Rental.

                  (a) Tenant covenants and agrees to pay to Landlord the Fixed Rent, from and after the Commencement Date for the Base Building and the Initial Mezzanine Area and from and after the Subsequent Mezzanine Area Commencement Date for the Subsequent Mezzanine Area respectively, in advance, in equal monthly installments on or before the first business day of each calendar month during the Term, provided, however, notwithstanding anything to the contrary contained in this lease, in no event shall Fixed Rent be due or payable prior to March 1, 1998. If the Commencement Dates for the Base Building and the Initial Mezzanine Area and/or the Subsequent Mezzanine Area shall be other than the first day of a month, the Monthly Fixed Rent therefor shall be paid on the applicable Commencement Date and on the first business day of the last month of the Term on a pro rata basis for the fractional part of the month between the date same is due and the last day of said month or the Termination Date, as the case may be. Notwithstanding anything to the contrary contained in this lease, Tenant shall have no obligation to pay Fixed Rent until such time as Landlord causes the Delivery of Possession of the Base Building and the Initial Mezzanine


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Area or the Subsequent  Mezzanine Area in accordance  with  subparagraphs  3(a),
3(b), 3(c), 3(g) and 3(m) hereof.

                  (b)      (Intentionally Omitted)

                  (c) All charges, including Taxes as defined in Paragraph 19, other than Fixed Rent payable pursuant to this lease herein are called
"Additional Rental." All payments of Additional Rental, except as otherwise provided herein, shall be due and payable to Landlord in the same manner as is set forth in subparagraph 5(a) on the first business day of the calendar month or thirty (30) days following demand therefor, whichever shall later occur.

                  (d) The Fixed Rent and Additional Rental herein are referred to collectively as "Rental". All Rental payments shall be paid to Landlord at the address above designated or to such other place as Landlord may designate, without any prior notice or demand therefor and without any deduction, abatement or setoff, except as otherwise provided in this lease.

                 (e) If any payment of Rental due hereunder shall be overdue for at least five (5) days, a "late charge" may be charged at the rate of one and one-half percent (1-1/2%) per month on any Rental which is overdue, computed from the due date until payment thereof, provided however, that such late charge may not be imposed for the first three (3) times during any twelve (12) month period in which any payment of Rental is late, unless Landlord shall not have received such Rental payment within forty-eight (48) hours following delivery of notice to Tenant of such non-payment. This charge shall be in addition to and not in lieu of any other remedy Landlord may have under the circumstances and is in addition to any charge by Landlord to Tenant for reasonable fees and charges of any agents or attorneys Landlord may employ as a result of any default in the payment of Rental hereunder whether authorized herein or by law. Any such "late charge", if not previously paid, at the option of Landlord, shall be added to and shall become part of the succeeding Rental payment to be made hereunder and shall be deemed to constitute Additional Rental.

                  (f) It is the intention of the parties hereto that the Fixed Rent payable hereunder shall be absolutely net to Landlord, so that this lease shall yield to Landlord the annual Fixed Rent specified herein during the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises shall be paid by Tenant, except as otherwise specifically provided for herein.

         6.       Use.

                  (a) The Premises are to be used by Tenant solely for the Permitted Use in accordance with all applicable rules, regulations, laws, ordinances and requirements of governmental authorities; and all applicable terms and provisions of this lease, including but not limited to, the prohibition against exceeding floor capacity and the prohibition against committing waste on or to all or any portion of the structure and/or any other portion of the Building or to any other improvement on the Premises which Landlord is obligated to repair, maintain and/or replace, and for no other purposes.

                  (b) As long as Tenant shall use substantially all of the Premises for the warehouse and distribution to supermarkets of a majority of the Grocery and/or Frozen Food Products (as defined on Exhibits "L" and "L-1" attached hereto, respectively), for its own account, Landlord agrees to the following:

                        (i) If Site 6 (as set forth on the map of the Industrial Park, as hereinafter defined) is improved as a public cold storage facility:



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

                                    (A)     It cannot be used to store products
for nor leased to (i) C&S Wholesale Grocers, Inc., (ii) Richfood Holdings, Inc.,
(iii) Super Valu, Inc., (iv) Bozzutos, Inc., (v) Twin County Grocers, Inc., or
(vi) any of their "Related Parties."

                                    (B)     "Related Parties" means any of the
designated entity's (i) successors or assigns, whether by merger, sale of stock or assets or otherwise, or (ii) direct or indirect parent, subsidiaries or affiliates (which for purposes hereof shall mean any entity which directly or indirectly owns more than 50% in interest of the designated entity, or in which the designated entity owns more than 50% in interest in such entity, or as to which there is direct or indirect common ownership with the designated entity to the extent of more than 50%).


                        (ii) Not more than an aggregate of seventy-five thousand (75,000) square feet of rentable square footage of any presently unimproved site subsequently improved at the Industrial Park ("Subsequent Site") (including Site 6 except during such period that it is used as a public cold storage facility) can be used (other than by Tenant or any of Tenant's Affiliates) by an entity engaged at such Site in the business of warehousing and distribution of a majority of the Grocery Products which are not produced or manufactured by such entity and/or any of its Related Parties; and not more than an aggregate of fifty (50,000) thousand square feet of rentable square footage of a Subsequent Site can be used (other than by Tenant or any of Tenant's Affiliates) by an entity engaged at such Site in the business of warehousing and distribution of a majority of the Frozen Food Products which are not produced or manufactured by such entity and/or any of its Related Parties, to any supermarket owned or operated by (i) The Great Atlantic & Pacific Tea Company, Inc., (ii) Kings Supermarkets, Inc., (iii) Giant Food, Inc., (iv) King Kullen,
(v) Red Apple Group, Inc., (vi) Foodtown, or (vii) any of their Related Parties.

                        (iii) During the first ten (10) Lease Years of this lease, not more than an aggregate of fifty (50,000) thousand square feet of rentable square footage of a Subsequent Site can be used (other than by Tenant or any of Tenant's Affiliates) by an entity engaged at such Site in the business of warehousing and distribution of a majority of the Dairy Products (as defined on Exhibit L-2 attached hereto), which are not produced or manufactured by such entity and/or any of its Related Parties, to any supermarket owned or operated by (i) The Great Atlantic & Pacific Tea Company, Inc., (ii) Kings Supermarkets, Inc., (iii) Giant Food, Inc., (iv) King Kullen, (v) Red Apple Group, Inc., (vi) Foodtown, or (vii) any of their Related Parties; provided however that if Tenant shall have leased additional premises within the Industrial Park for the warehousing and distribution of a majority of the Dairy Products to supermarkets, for its own account, within the first ten (10) Lease Years, and if such lease shall deal with use restrictions of Dairy Products, and specifically provide that it shall supersede the applicable use restriction provisions of this lease, then the provisions of this subparagraph (b)(iii) shall become null and void and of no further force and effect as of the commencement of such subsequent lease and the provisions of such subsequent lease shall control the matters set forth in this subparagraph (b)(iii).

                           (iv)  It is specifically understood and agreed that
the restrictions set forth in subparagraph 6(b) hereof shall not apply to any Permitted Mortgagee and/or any other subsequent owner of any such Subsequent Site which shall acquire title through, by or as a result of foreclosure proceedings or a deed in lieu of foreclosure of a mortgage held by a Permitted Mortgagee, and/or their successors and assigns. For the purposes of this Paragraph 6, Permitted Mortgagee shall mean the entities described in items

(iv)-(ix) of subparagraph 26(f), and shall not include items (i)-(iii) of subparagraph 26(f). It is further understood and agreed that the restrictions set forth in subparagraph 6(b) shall become null and void and of no further force or effect upon the termination of this lease for any reason other than a permitted termination of this lease by Tenant, if any, due to the default of Landlord hereunder, or as a result of the sale of the Premises to Tenant, pursuant hereto.

                           (v)  The foregoing restrictions shall be set forth
in the lease (or other document allowing such use), and in the Memorandum of Lease referred to in Paragraph 54 hereof.

                           (vi) If Landlord does not include the aforesaid
appropriate restrictions in the lease or other document allowing such use and the Memorandum of Lease, and if such user violates said restriction, then Tenant shall be entitled to seek injunctive relief and/or damages against Landlord and such user incurred as a result of such violation. If Tenant shall prevail in such proceedings, then it shall be entitled to be reimbursed by Landlord for its reasonable legal fees and costs incurred in maintaining such proceeding(s).

                           (vii)  If Landlord includes the aforesaid
appropriate restrictions in the lease or other document allowing such use and the Memorandum of Lease, and if such user violates said restriction, then Tenant, as its sole and exclusive remedy against Landlord, shall have the right to require that Landlord assign to Tenant all of its rights to enforce such restrictions. Each lease (and other relevant document) shall provide specifically that Tenant is a third party beneficiary of such restrictions, with full rights to enforce such restrictions.

                           (viii) These leasing/use restrictions shall bind
Landlord and its successors and assigns with respect to Site 6 and every Subsequent Site, and Landlord will advise all of its successors and assigns of such restrictions.

         7.       Insurance.

                  (a) Tenant shall provide, on or before the Commencement Date, and shall keep in force at all times during the Term, at its sole cost and expense:

                           (i)      Insurance against physical loss or damage to
the Building and improvements as provided by a standard "All Risk" property policy including but not limited to, fire and extended coverage and earthquake coverage, on a full replacement basis, without any co-insurance, with an agreed amount endorsement initially in the sum of Sixteen Million Five Hundred Thousand ($16,500,000) Dollars, which endorsement amount shall be increased from time to time, as Landlord reasonably may request, to amounts not less than the actual replacement cost of the Building and improvements, including improvements, alterations and additions installed by Tenant. Such policies shall contain an endorsement to provide for additional coverage resulting from changes in applicable law, such other endorsements as Landlord reasonably may request from time to time, and shall contain deductibles of not more than Two Hundred Thousand and 00/100 Dollars ($200,000.00) per occurrence, as such amount may be adjusted from time to time in accordance with the percentage increase or decrease in the Index, as defined in Paragraph 41, over that existing as of the Commencement Date of this lease, or such other greater amount as the parties mutually may agree upon;

                           (ii)     Commercial General Liability Insurance
against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the ownership, occupancy, maintenance or use of the Premises, in an amount not less than Five Million and 00/100 Dollars ($5,000,000.00) per occurrence/annual aggregate, including all coverage extensions that are usual and customary for properties of the size and type of the Premises provided, however, that Landlord shall have the right to require such higher limits as it reasonably may request from time to time;

                           (iii)    Worker's Compensation Insurance in
compliance with applicable law covering all persons employed by Tenant in connection with any work done on or about any of the Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or the Premises, except to the extent to which Tenant is a qualified self-insured;

                           (iv)    Comprehensive Boiler and Machinery Insurance,
including but not limited to Service Interruption, Expediting Expenses, Ammonia Contamination, Hazardous Clean-Up and Comprehensive Object Definition, in an amount not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) for damage to property, bodily injury or death resulting from such covered perils as found in a standard Comprehensive Boiler & Machinery Policy. Such policies shall contain a deductible not to exceed Two Hundred Thousand and 00/100 Dollars ($200,000.00), as such amount may be adjusted from time to time in accordance with the percentage increase or decrease in the Index over that existing as of the Commencement Date of this lease;

                           (v)      Rental insurance to provide for loss of all
or any portion of the Rental with such endorsement as may be necessary to indemnify Landlord against the loss of any Rental as a result of an occurrence for a period of not less than one (1) year from the time of loss;

                           (vi)    During any period in which alterations (which
shall not include initial construction) at the Premises are being undertaken by Tenant, Builder's Risk insurance covering the total completed value, without co-insurance, including any "soft costs" with respect to the improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of improvements, together with such "soft cost" endorsements and such other endorsements as Landlord reasonably may require with respect to the improvements being constructed, altered or repaired;

                           (vii)  (Intentionally Omitted)

                           (viii) Such other insurance in connection with
any of the Premises as Landlord reasonably may require, which at the time is usual and commonly obtained in connection with properties located in north-central New Jersey similar in type of building and use to the Premises. Landlord represents that the Premises presently are not located in a flood hazard zone which requires the maintenance of flood hazard insurance pursuant to Federal law.

                  (b) Except as otherwise provided in subparagraph 47(e), Tenant agrees that its insurance policies to be obtained hereunder shall provide that the insurance carriers shall waive all rights of subrogation against Landlord and that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. Tenant hereby waives and releases any and all right of recovery which it otherwise might have against Landlord, its agents and employees, and all liability or responsibility of Landlord, its agents and employees, for all injury and for loss or damage to its contents, furniture, furnishings, fixtures and other property of Tenant, notwithstanding that such injury, loss or damage may result from the negligence or fault of Landlord or any of its agents or employees. During the construction of the Building by Landlord, Landlord agrees to maintain, at its sole cost and expense, Builder's Risk insurance covering the total completed value, without co-insurance, including any "soft costs" with respect to the improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of improvements, together with such "soft cost" endorsements and such other endorsements as Tenant reasonably may require with respect to the improvements being constructed, altered or repaired.

                  (c) Landlord agrees that any policies of insurance relating to the Premises which it may maintain shall provide for a waiver of subrogation in favor of Tenant in form and substance substantially the same as the waiver of subrogation in favor of Landlord as required of Tenant pursuant to this subparagraph 7(c). Landlord acknowledges and Tenant declares that Tenant shall have and does not waive any claim against Landlord for any injury, loss and/or damage to its business resulting from Landlord's default or breach of Landlord's obligations contained in this lease. Except with respect to the provisions contained in subparagraph 47(e), to the extent Tenant is insured, and to the extent recovery is obtained by Tenant, which recovery Tenant agrees to diligently pursue, Tenant waives its right to claim against Landlord for any injury, loss and/or damage to Tenant's property resulting from Landlord's default or breach of Landlord's obligations contained in this lease.

                  (d) Tenant agrees to deliver to Landlord, at or prior to the Commencement Date, and thereafter at least thirty (30) days prior to the expiration of any such policy, a certificate of insurance (Accord 27) of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor. All of said policies of insurance shall be for the mutual benefit of and shall name Landlord and its designees (without any obligation to pay premium) as named insureds on all policies obtained pursuant to subparagraphs 7(a)(i), (iv) and (v) hereof, as well as additional insureds as to subparagraph 7(a)(ii) and as additional insureds as their interests may appear, as to insurance policies obtained pursuant to subparagraph 7(a)(vi) hereof. All insurance policies shall be in form, amounts, including deductibles (except as otherwise herein provided), and with insurance companies licensed to do business in the State of New Jersey and reasonably satisfactory to Landlord and its mortgagee. All such policies shall contain standard non-contributory mortgagee clauses in favor of Landlord's mortgagee, to the extent applicable, and an endorsement stating that such insurance may not be canceled and/or amended except upon not less than thirty (30) days' prior notice to Landlord and any designee of Landlord for any reason other than non-payment of premium, and upon not less than fifteen (15) days prior notice for non-payment of premium, and shall provide that any loss otherwise payable thereunder shall be payable notwithstanding: (i) any act or omission of Landlord, Ground Lessor, any mortgagee or Tenant which might, absent such provision, result in a forfeiture of all or part of such insurance payment; (ii) the occupation or use of any of the Premises for purposes more hazardous than those permitted by the provisions of such policy; (iii) any foreclosure or other action or proceeding taken by a mortgagee pursuant to any provision of the mortgage, note, assignment or other document evidencing or securing any loan encumbering the Premises upon the happening of an event of default therein; or
(iv) any change in title to or ownership of any of the Premises.

                  (e) Anything in this Paragraph 7 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant hereto may be carried pursuant to a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise shall comply with the provisions of this Paragraph 7, and provided further that such policy or policies shall provide for a reserved amount thereunder with respect to the Premises so as to assure that the amount of insurance required by this Paragraph 7 will be available notwithstanding any losses with respect to other property covered by such blanket policies. The amount of the total insurance allocated to the Premises, which amount shall be not less than the amounts required pursuant to this Paragraph 7, shall be specified either: (i) in each such "blanket" or umbrella policy; or (ii) in a written statement, which Tenant shall deliver to Landlord, from the insurer thereunder. Tenant shall deliver certificates (Accord
27) of any such "blanket" or umbrella policy to Landlord in accordance with the provisions hereof.

                  (f) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a casualty, with that required in this Paragraph 7 unless: (i) Landlord, Ground Lessor and any mortgagee are included therein as named insureds, with loss payable as provided herein; and (ii) such separate insurance complies with the other provisions of this Paragraph 7.
Tenant shall notify Landlord immediately of such separate insurance and shall deliver to Landlord the original policies or certified copies thereof in accordance with the provisions of this Paragraph 7.

         8.       (Intentionally Omitted)

         9.       Fire and Other Casualty.

                  (a) In case of fire or other casualty, Tenant shall give immediate notice to Landlord. If the Premises shall be damaged by fire, the elements or other casualty and the lease shall not terminate as hereinafter provided in this paragraph 9, then Landlord shall repair the same in accordance with the provisions of this Paragraph 9. Landlord shall proceed diligently to repair or restore the Premises to a condition of like kind and quality as delivered by Landlord at the Commencement Date, and Tenant's obligation to pay Rental hereunder shall abate, in the same proportion which the square footage of the portion of the Building rendered untenantable bears to the total square footage of the Building, until such time as Landlord shall Substantially Complete the repair or restoration of the Building. If any casualty should result in all or any portion of the Building not being able to be refrigerated in accordance with the provisions of Exhibit B, the Building or such portion thereof shall be deemed to be untenantable for purposes of this Paragraph 9. So long as Landlord is not in default of any of the terms, covenants or conditions of this lease, a sum equal to the deductible amounts set forth in the casualty and/or comprehensive boiler and machinery insurance policies, if applicable, maintained by Tenant pursuant to the provisions of paragraph 7 of this lease, and an amount equal to all insurance proceeds not received by Landlord as a result of acts of commission and/or omission of Tenant, shall be paid over by Tenant to Landlord, within thirty (30) days following demand therefor, whether or not Landlord shall be required to rebuild which payment shall be deemed to constitute Additional Rental. Landlord shall be required to repair, restore or replace any work, non-trade fixtures, alterations, additions or improvements installed by Tenant which became part of the Building, and which shall have been included within the casualty insurance to be maintained by Tenant pursuant to Paragraph 7. In no event shall Landlord be required to repair, restore or replace any furniture, trade fixtures, equipment or contents (including without limitation Tenant's racks) provided by Tenant or any Personal Property as defined in Paragraph 27.

                  (b) In the event that the repairs or restoration are not Substantially Complete within the earlier of (i) twelve (12) months from the date of the issuance of a building permit with respect to such repairs or restoration, or (ii) eighteen (18) months from the date of casualty, Tenant shall have the right to terminate this lease and vacate the Premises within thirty (30) days thereafter by notice to Landlord which termination shall take effect at any time within twenty-four (24) months following the expiration of such time to rebuild as aforesaid. Until such termination and vacatur, each party shall continue to perform its applicable obligations hereunder, and Tenant shall pay the Rental herein reserved, except to the extent abated as provided in subparagraph 9(a), which obligations shall terminate as of the date Tenant shall vacate the Premises. To the extent Tenant reoccupies any space for which the Rental was previously abated as provided in subparagraph 9(a), Tenant agrees to resume the payment of Rental for such space until Tenant shall vacate such space as provided herein. Each party shall perform its applicable obligations hereunder upon the termination of the lease, and thereafter neither party shall have any further obligation or liability to the other hereunder.

                  (c) Notwithstanding the foregoing provisions of this Paragraph 9, in the event that a portion of the Building is destroyed or damaged by fire or other casualty during the last two (2) years of the then Term which portion would require more than one hundred twenty (120) days to restore, in the reasonable estimate of Landlord, then Landlord or Tenant, within thirty (30) days after notice of Landlord's reasonable estimate that repairs will take more than one hundred twenty (120) days to restore, which notice shall be given no later than thirty (30) days after the casualty, shall have the right to terminate this lease on thirty (30) days notice to the other, and the Term of this lease shall end and expire at the end of such thirty (30) day period as the same may be extended by Tenant (but not beyond expiration of the Term) to permit it a reasonable time to relocate its on-going operation from the Premises as if such date was the date set forth in this lease for the expiration of the Term hereof. Until such termination and vacatur, each party shall continue to perform its applicable obligations hereunder, and Tenant shall pay the Rental herein reserved, except to the extent abated as provided in subparagraph 9(a), which obligations shall terminate as of the date Tenant shall vacate the Premises. To the extent Tenant reoccupies any space for which the Rental was previously abated as provided in subparagraph 9(a), Tenant agrees to resume the payment of Rental for such space until Tenant shall vacate such space as provided herein. Each party shall perform its applicable obligations hereunder upon the termination of the lease, and thereafter neither party shall have any further obligation or liability to the other hereunder. If Landlord shall have exercised the option to terminate, and if there then shall remain unexercised a right on Tenant's part to extend the Term of this lease, Tenant shall have the right to supersede Landlord's notice of termination within fifteen (15) days of the receipt of Landlord's notice of termination, by exercising its option to extend the Term of this lease, in which case Landlord and Tenant shall be obligated to perform its obligations as set forth in subparagraphs 9(a) and 9(b).

                  (d) In the event this lease shall be terminated pursuant to the provisions of subparagraphs 9(b) or (c), then all insurance proceeds received from insurance policies maintained by Tenant insuring the Building and improvements, as a result of such occurrence, shall be distributed in the following order:

                           (i)      To the then holder of any mortgage(s)
encumbering the Premises in such amount as shall be required to pay and satisfy said mortgage(s) in accordance with its terms;

                           (ii)     To Tenant on account of alterations or
additions to the Premises for which Tenant shall have paid, which have become part of the Premises and which are included in the insurance policies maintained by Tenant insuring the Building and improvements, in an amount equal to the then Book Value of such alterations or additions as shown on the books and records of Tenant. Book Value shall be determined in accordance with generally accepted accounting principles and shall mean the undepreciated cost to Tenant of all such alterations or additions as of said casualty, based on the useful life of such improvements pursuant to the Internal Revenue Code of 1986, as amended ("Code"), and employed by Tenant in filing its tax return(s). Tenant shall provide Landlord with a statement setting forth the Book Value of such Tenant property, together with supporting documentation, within ten (10) days following request therefor. If the insurance proceeds shall not be sufficient to pay Tenant the amount due pursuant to this subparagraph 9(d)(ii), then Landlord agrees to pay to Tenant the balance of any amounts due Tenant pursuant to this subparagraph upon receipt of the award from the insurance company.

                           (iii)  To the Tenant on account of alterations or
additions to the Premises for which Tenant shall have paid, which have become part of the Premises and which are included in the insurance policies maintained by Tenant insuring the Building and improvements, in an amount equal to the then replacement value of such alterations or additions less any payment received in
(ii) above.

                           (iv)     The balance of any such proceeds shall be
payable to Landlord.

                  (e) No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises, except to the extent the same are includable in any claim for damages that Tenant may have against Landlord due to Landlord's breach of its obligations under this lease. Landlord shall use its best efforts to effect such repair or restore promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy, in accordance with the provisions of subparagraph 14(a) hereof.

                  (f) The foregoing provisions relating to termination of lease due to damage to or destruction of the Premises by any cause whatsoever shall be binding on the parties and are in lieu of all additional or other termination rights as Tenant otherwise might have pursuant to any law or statute.

         10.      Repairs and Maintenance.

                  (a) Tenant acknowledges that as of the Commencement Date, it shall have inspected and examined the Premises and that it has entered into this lease without any representations on the part of Landlord, its agents or representatives, as to the condition thereof, including, but not limited to, its environmental condition, except as otherwise provided in this lease. Tenant, at its sole cost and expense, shall take good care of the Premises and shall keep, repair, replace and maintain the Premises in good order, condition and repair, and each and every part thereof (including, without limitation, the repair, maintenance and replacement of any heating, ventilating, air-conditioning and refrigeration systems, painting and decorating), except only such matters that are expressly stated herein to be within Landlord's obligation to maintain and repair. Tenant shall not cause nor permit any dirt, debris or rubbish to be put, placed or maintained on the sidewalks, driveways, parking lots, yards, entrances and curbs, in, on or adjacent to the Building and/or Land and shall remove same at its sole cost and expense. Tenant further agrees to keep the Premises in a clean and sightly condition and well lit during appropriate hours.

                  (b) Landlord shall guarantee that the initial construction of the Building, including refrigeration equipment, shall be free from defect in materials and workmanship for the First Lease Year, and Landlord shall, within said First Lease Year, promptly repair any and all portions of the Building which are in need of repair unless caused by the act, omission or negligence of Tenant, any subtenant or concessionaire, or their respective employees, agents, invitees, licensees or contractors. During the Term, Landlord, upon reasonable notice from Tenant, shall keep in good order and condition and make all necessary repairs or replacements to the "Structure," which is deemed to mean the steel, joists, footings and foundations, floors and exterior or load bearing walls, roof supports, decking or roof membrane, excluding, however, all windows, doors, plate glass, signs and all repairs or replacements required by any casualty, except as otherwise provided in Paragraphs 9 and 13 hereof. Any repairs or replacements to the Structure resulting from damage caused by any act, omission or negligence of Tenant, any subtenant or concessionaire, or their respective employees, agents, invitees, licensees or contractors shall be performed by Landlord and the reasonable cost thereof paid by Tenant and shall be deemed to constitute Additional Rental. Upon the expiration of the aforesaid applicable guarantee period, Landlord shall assign to Tenant, without recourse, all of its right, title and interest in and to all warranties and guarantees from manufacturers or subcontractors, relating to the obligation of Tenant to repair and maintain the Premises, including refrigeration equipment. Tenant, at its sole cost and expense, shall have the right to obtain or request that Landlord obtain and thereafter assign to Tenant, without recourse, extended guarantees from manufacturers or contractors, if available, regarding the Building, including refrigeration equipment. Tenant shall be entitled to a credit against payments due pursuant to this subparagraph 10(b) in an amount equal to insurance proceeds received by Landlord on account of the damage caused by Tenant, from liability or casualty insurance policies maintained by Tenant or Landlord, it being acknowledged that Tenant shall not be entitled to a credit for the cost of the aforesaid repairs on account of Rental insurance proceeds received by Landlord.

                  (c) Landlord shall guarantee that the Building envelope and insulation will be constructed in such manner as to allow the freezer area of the Building to be refrigerated to temperatures of 20(degree) below zero fahrenheit as specified in Exhibit B, at all times during the first five (5) Lease Years of the Term, and Landlord, during the first five (5) Lease Years, at its sole cost, shall repair promptly any and all portions of the Building which are in need of such repair so as to provide said temperatures, unless caused by the act, omission or negligence of Tenant, any subtenant or concessionaire or their respective employees, agents, invitees, licensees or contractors. Any repairs or replacements to the Building pursuant to the provisions of this subparagraph (c) resulting from damage caused by any act, omission or negligence of Tenant, any subtenant or concessionaire, or their respective employees, agents, invitees, licensees or contractors shall be performed by Landlord and the reasonable cost thereof paid by Tenant and shall be deemed to constitute Additional Rental. Upon the expiration of the aforesaid guarantee period, Landlord shall assign to Tenant, without recourse, all of its right, title and interest in and to all warranties and guarantees from manufacturers or subcontractors, if available, relating to the envelope and insulation of the Building. Tenant, at its sole cost and expense, shall have the right to obtain or to request that Landlord obtain and thereafter assign to Tenant, without recourse, extended guarantees from manufacturers or contractors, regarding the envelope and insulation of the Building as set forth above.

         11.      Covenants Against Liens.

                  (a) Tenant shall not do any act, nor make any contract which may create any lien or other encumbrance upon all or any part of the Premises, nor permit nor suffer same, on account of work performed or materials supplied or furnished for or to Tenant or the Premises. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's or other lien or encumbrance shall be filed against all or any part of the Premises, whether or not such lien or encumbrance is valid or enforceable as such, Tenant, at its sole cost and expense, shall cause same to be discharged of record or bonded within thirty (30) days after notice to Tenant of the filing thereof; and Tenant shall indemnify and save harmless Landlord against and from all damages, costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees resulting from the creation of such lien or encumbrance. If Tenant fails to so comply, Landlord shall have the option, in addition to declaring a default hereunder, of discharging or bonding any such lien or encumbrance, and Tenant agrees to reimburse Landlord for all reasonable costs, legal fees and other expenses incurred in connection therewith, together with interest thereon at the lesser of: (i) the annual rate equal to two percent (2%) above the annual prime interest rate extended by Chase Manhattan Bank, N.A. at its New York office as of the date of payment by Landlord; or (ii) the highest rate permitted by law to be charged to Tenant, (said rate of interest hereinafter being called the "Lease Interest Rate"), which interest shall commence to run as of the date of payment and which sums, including the said interest, shall be deemed to constitute Additional Rental. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracted by Tenant for the furnishing of any labor, services, materials, supplies or equipment, at any time from the date hereof until the end of the Term; hereby are charged with notice that they must look exclusively to Tenant to obtain payment for same. Tenant, following notice to Landlord, shall have the right to contest by appropriate legal proceedings, at its sole cost and expense, the validity of any mechanic's lien filed against the Premises; provided, however, that: (i) any noncompliance or contest shall not constitute a crime on the part of Landlord or otherwise adversely affect, jeopardize or threaten the interest of Landlord; (ii) Tenant diligently shall prosecute any such contest to a final determination by a court, department or governmental authority having final jurisdiction and shall keep Landlord advised in writing as to all changes in status and determinations in connection with any such proceedings; (iii) Landlord's interest in the Premises shall not be jeopardized by such contest; and (iv) Tenant shall indemnify and save harmless Landlord against and from any and all losses, costs, expenses, claims, penalties, actions, demands, liabilities, judgments or other damages which Landlord may sustain by reason of such contest or as a result of Tenant's failure or delay in compliance, including, without limitation, reasonable attorneys' fees. Landlord agrees to cooperate reasonably with Tenant and to execute any documents or pleadings reasonably required for the purpose of any such contest; provided that the same shall be without cost, expense or obligation to Landlord. Landlord shall have the right, but not the obligation, to contest by appropriate legal proceedings, at Landlord's expense, any such law, ordinance, rule, regulation or requirement.

                  (b) Nothing in this lease shall be deemed to be, or  construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration, addition or repair of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which Landlord shall deem necessary for the protection of Landlord and/or the Premises from any such lien.

         12.      Alterations.

                  (a) Tenant shall not make or cause or permit the making of any
repairs,  alterations,   additions,  or  improvements  in  or  to  the  Premises

(including, without limitation, any racking or other work performed pursuant to Paragraph 3) without obtaining Landlord's prior written consent thereto in each instance, which consent shall not be unreasonably withheld or delayed. Such work shall not be commenced until Tenant shall submit to Landlord plans and specifications relating to any such repairs, alterations, additions or improvements, and all such work shall be performed in accordance with the provisions of this lease. Landlord shall not be deemed to have unreasonably withheld its consent if it reasonably determines that such work proposed by Tenant would reduce the value, size, cubical content or general utility of the Premises or any portion thereof, impair the architectural harmony of the Building or increase Landlord's obligation pursuant to this lease unless Tenant provides Landlord with such assurances as Landlord may reasonably require to restore the Premises to the extent of such decrease in size, cubical content or change in architectural harmony, and/or assumes the increased costs to Landlord of meeting its obligations to Tenant under this lease as a result of the aforesaid. Any approval by Landlord as aforesaid may be upon condition that Tenant furnish to Landlord such evidence of Tenant's financial ability as Landlord reasonably may require, including the furnishing of adequate security, to assure completion and payment of all work for which the reasonably estimated cost of completion shall exceed One Hundred Thousand and 00/100 Dollars ($100,000.00), as such amount may be adjusted from time to time in accordance with the percentage increase in the Index, as hereinafter defined, over that existing as of the Commencement Date of this lease. All repairs, alterations, additions or improvements and all Tenant Work, when installed or attached to the Premises, subject to the provisions of Paragraph 27 of this lease, shall belong to and become the property of Landlord at the expiration or sooner termination of this lease and shall be surrendered with the Premises and as part thereof, without compensation to Tenant. Nothing herein contained shall be construed to restrict Tenant's right to make any alterations, additions or improvements to Tenant's own movable trade fixtures.

                  (b) Any work performed by Tenant, irrespective of cost, shall be subject to Landlord's inspection and approval after completion to determine whether it complies with the requirements of this lease. Notwithstanding the foregoing, Landlord shall not have any obligation to make any inspections or provide any approval. The approval or consent of Landlord shall not relieve Tenant of its obligation that all such repairs, alterations, improvements and/or additions be constructed and performed in a good and workmanlike manner and in accordance with all applicable governmental requirements, nor constitute a waiver of any rights of Landlord if Tenant fails to perform its obligations. Tenant, at its sole cost and expense, shall procure all necessary governmental approvals, permits or certificates in connection with all work performed by Tenant in, on or at the Premises and shall deliver the original of all such approvals, permits or certificates to Landlord to be retained by Landlord.

         13.      Condemnation.

                  (a) If the whole or substantially all of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this lease shall automatically terminate as of the date that title shall be taken. If at least thirty percent (30%) of the square footage of the Premises shall be so taken whether or not said thirty percent (30%) shall be replaceable, then Tenant shall have the right to terminate this lease on notice to Landlord, given within sixty
(60) days following the date of notice of such taking. If this lease shall terminate or be terminated, the Rental hereunder shall be equitably adjusted as of the date of the taking.

                  (b) If less than thirty percent (30%) of the square footage of the Premises shall be so taken, Landlord shall have the right, but not the obligation, to replace such portion of the Premises so taken in a reasonable manner within a reasonable period of time either: (i) within the lot lines of the Premises, if available at such time; or (ii) on lands adjacent to the Premises and reasonably satisfactory to Tenant. In the event Landlord elects not to replace such portion of the Premises so taken, Landlord shall notify Tenant of same within thirty (30) days of the date of the taking, and Tenant shall have the right to terminate this lease on notice to Landlord, given within sixty (60) days of Tenant's receipt of Landlord's notice. To the extent any part of the aforesaid thirty percent (30%) of the square footage of the Premises consists of unimproved land (i.e. parking spaces, vacant land, etc.), Landlord will be obligated to replace such portions of the Premises as may have been so taken with land contiguous to the Premises, only if such contiguous land is then owned or leased by Landlord and available to be leased.

                  (c) For purposes of this Paragraph 13, any portion of the Building which shall not be able to be refrigerated in accordance with the provisions of Exhibit B, as a result of such taking, shall be deemed to have been taken by such proceeding.

                  (d) If this lease shall not terminate pursuant to subparagraphs 13(a) or 13(b) hereof, the Premises shall thereafter be reduced to the extent and for so long as not replaced, and the Rental shall be abated according to the square footage of the Premises so taken to the extent and for so long as not replaced as provided in subparagraph 13(b) above or as Landlord and Tenant may otherwise reasonably agree, and this lease, in all other respects, shall remain in full force and effect. Landlord, at its own cost and expense, shall restore the remaining portion of the Premises to the extent necessary to render it reasonably suitable for the purposes for which the Premises were used immediately prior to such taking, together with such improvements installed by Tenant which shall have become part of the Building and the value of which shall have been included in the compensation awarded to Landlord. Tenant, at its sole cost and expense, shall have the right to participate in such condemnation proceeding to the extent of its interest in the proceeds thereof, to include a claim for moving expenses, inventory and/or movable Tenant fixtures, furniture, and other Personal Property belonging to Tenant.

                  (e) If this lease shall terminate pursuant to subparagraph 13(a) or 13(b) hereof, then the condemnation proceeds shall be distributed in the same manner as insurance proceeds are to be distributed upon termination pursuant to Paragraph 9 with the understanding that if the condemnation award is not sufficient to pay Tenant the amount due under subparagraph 9(d)(ii), Landlord shall be obligated to pay Tenant such monies as Tenant may be entitled to pursuant to subparagraph 9(d)(ii) upon Landlord's receipt of the condemnation award. Tenant, however, shall have the right to seek and prosecute any claim directly against the condemning authority in such condemnation proceedings for moving expenses, inventory and/or movable trade fixtures, furniture and other Personal Property belonging to Tenant.

                  (f) Tenant agrees to execute and deliver such instruments as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Premises or any portion thereof. If this lease shall terminate or a portion of the Premises shall be taken, Tenant covenants and agrees to vacate the Premises or potion thereof, as the case may be, and to remove all of its personal property therefrom and to deliver up peaceable possession thereof to Landlord or to such other party designated by Landlord within a reasonable period of time thereafter so as to permit Tenant to relocate its ongoing operation from the Premises, subject to the requirements of the condemning authority. Failure by Tenant to comply with any provision hereof shall subject Tenant to such reasonable costs, expenses, damages and losses as Landlord may incur, including attorneys' fees, by reason of Tenant's breach hereof.

         14.      Access and Right to Exhibit.

                  (a) Landlord and its designees shall have the right to place and maintain all utility equipment of any kind in or on the Premises as may be necessary or desirable to meet Landlord's obligations hereunder, or as may be otherwise permitted hereunder. Landlord and its designees shall have the right to enter upon the Premises at all reasonable hours and on reasonable notice (and in emergencies at all times): (i) to complete the subsequent mezzanine area;
(ii) to inspect the same; (iii) to make repairs or alterations to the Premises and/or the utility lines serving same; or (iv) to exhibit the Premises to any prospective purchaser or mortgagee. This Paragraph shall not be deemed to be a covenant by Landlord nor be construed to create an obligation or duty on the part of Landlord to make such installation, maintenance, inspection, repairs, additions or alterations except as otherwise specifically herein provided, nor permit Tenant any Rental abatement or reduction except pursuant to the provisions of this lease. Landlord agrees to exercise due care to cause the least reasonably possible interference with Tenant's business in the exercise of its rights hereunder and shall not stage its work nor store its material on any portion of the Premises, other than on unimproved land, without the prior consent of Tenant, which consent shall not be unreasonably withheld or delayed, but Landlord shall not be required to employ labor on weekends or on an overtime basis to avoid or reduce any such interference.

                  (b) For a period commencing one (l) year prior to the end of the Term, Landlord and its designees shall have reasonable access to the Premises for the purpose of exhibiting the same to prospective tenants and to post any "To Let" or "To Lease" signs upon the Premises.

         15.      Assignment.

                  (a) Tenant shall not sublet any part of the Premises nor assign this lease, nor mortgage any interest therein, without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed. Landlord shall not be obligated to consider any request for approval unless the following conditions are satisfied:

                           (i)      Tenant shall request Landlord's consent in
writing, which writing shall set forth the name and address of the assignee or sublessee, the rental to be paid by said assignee or sublessee, the proposed effective date of such assignment or subletting, together with all other terms and conditions of said assignment or subletting;

                           (ii)     At the time of such assignment and/or
subletting, this lease must be in full force and effect without any breach or default thereunder on the part of Tenant beyond any applicable grace or notice period, and all payments of Rental, Taxes and insurance premiums shall be current;

                           (iii) The assignee shall assume, by written
recordable instrument, in form and content reasonably satisfactory to Landlord, the due performance of all of the applicable covenants, conditions and obligations of Tenant hereunder, including any accrued obligations at the time of the assignment;

                           (iv)     The delivery to Landlord of a copy of the
assignment or sublease and the original assumption agreement, fully executed and acknowledged by the assignee and/or sublessee; a certified copy of a properly executed corporate resolution, if applicable, authorizing and accepting such assignment, subletting or assumption agreement, unaudited financial statements of the proposed assignee or sublessee (or audited financial statements, if available in the normal course of its business) for its three (3) most recently completed fiscal years prior to the request for consent hereunder; provided however, such financial statements shall not be a basis upon which Landlord may withhold or delay its consent;

                           (v)      Such assignment shall be upon and subject to
all of the provisions, terms, covenants and conditions of this lease, and Tenant and any prior assignee shall continue to be and remain primarily, jointly and severally liable hereunder for the due performance of all of the applicable provisions, terms, covenants, conditions and obligations hereunder, including, but not limited to, all payment of Rental; and

                           (vi)     Tenant and said assignee shall comply with
all applicable governmental laws, ordinances, rules and regulations in connection with said assignment, and Tenant or its assignee shall bear the sole cost and expense of complying therewith, as well as all costs and expenses of all structural changes which may be made to the Premises as a result of the use or occupancy of such assignee or subtenant, pursuant to the provisions of Paragraph 12 hereof; and

                           (vii) In connection with any subletting, Landlord
and Tenant acknowledge that any such subtenant shall take subject to the applicable terms, covenants and conditions of this lease and Tenant and any prior assignee shall continue to be and remain primarily, jointly and severally liable hereunder for the due performance of all of the applicable provisions, terms, covenants, conditions and obligations hereunder, including, but not limited to, all payment of Rental.

                  (b) Notwithstanding anything herein contained in the contrary and notwithstanding any prior consent by Landlord, no subtenant referred to in subparagraph (a) or assignee shall assign or sublease further any part of the Premises without Landlord's prior consent in each such instance, which consent shall not be unreasonably withheld or delayed, and without compliance with the provisions of this Paragraph.

                  (c) In the event Landlord consents to a sublease or assignment, Tenant and any assignee shall promptly pay to Landlord, as and when received by Tenant, one-half (1/2) of any net consideration received for any assignment or one-half (1/2) of the net rent (Fixed and Additional), in excess of the Fixed Rent and Additional Rent required to be paid by Tenant for the period affected by said sublease for the area sublet. As used herein, net consideration and/or net rent shall mean the gross rent (Fixed and Additional) or gross consideration received after deducting therefrom (i) in the case of an assignment, an amount equal to the then unamortized or undepreciated cost of Tenant's leasehold improvements (determined on the basis of Tenant's federal income tax returns), or (ii) in the case of a sublet, an amount equal to the unamortized or undepreciated cost of Tenant's leasehold improvements included in the space proposed to be sublet attributable to the proposed duration of the sublease (determined on the basis of Tenant's federal income tax returns); together with the reasonable expenses incurred by Tenant which are directly related to the procural of the assignee or subtenant including, without limitation, reasonable brokerage fees, tenant work or other tenant concessions. Gross rent and gross consideration shall include any consideration paid to or received by Tenant from the sale or leasing of Tenant's Personal Property in excess of the then fair market value or fair market rental value of such Personal Property, as the case may be.

                  (d) In addition to the foregoing, if Tenant desires to assign the lease or to sublet all or a part of the Premises, it shall so notify Landlord and supply Landlord with the determination of Book Value of Tenant's property pursuant to subparagraph 9(d)(ii) of this lease, and Landlord, within fourteen (14) days after receipt of the aforesaid notice, shall have the right to terminate this lease if Tenant shall have proposed an assignment, or to recapture in the event of a sublease the portion thereof proposed to be sublet for the duration of the proposed sublet, as set forth in said notice by giving Tenant notice of its election to do so and such termination or recapture, shall become effective thirty (30) days thereafter, and all Rental payable by Tenant on account of the lease or the portion thereof to be recaptured, shall be so adjusted and apportioned as of the date of termination or recapture, as the case may be and Tenant shall be released of its obligations on account of this lease, if an assignment, or if a sublet, released of said obligations for said portion of the Premises sublet for the duration of the sublet.

                  (e) If Landlord shall not exercise its right to terminate the lease or recapture the space as aforesaid, or shall fail to respond to Tenant's notice within the aforesaid time period, Tenant may provide Landlord with the information set forth in subparagraph 15(a) above. Landlord, within fourteen
(14) days after receipt of notice from Tenant pursuant to subparagraph 15(a), shall have the right to terminate the lease if an assignment, or recapture the space proposed to be sublet for the proposed duration of said sublet provided Landlord agrees to recognize and enter into a direct lease with the proposed assignee or subtenant on the same terms as proffered by Tenant to said assignee or subtenant. If Landlord shall terminate the lease or recapture the space as aforesaid upon the proposed commencement date or effective date as set forth in the proposed assignment or sublease, the rights and obligations set forth herein running to or from Tenant to Landlord shall thereafter cease for the remainder of the term if an assignment or for the proposed duration of the sublet and to the extent of the portion to be sublet. If Landlord shall fail to exercise its right to terminate the lease or fail to recapture the space proposed to be sublet as provided in this subparagraph 15(e), but shall grant its consent to the proposed assignment or sublease, then Tenant shall have the right to consummate such transaction only on the terms and conditions previously presented to Landlord pursuant to the provisions hereof and to the extent any of the terms are changed, Tenant shall provide Landlord with notice of such change(s), and Landlord shall again be afforded the opportunity set forth in this subparagraph 15(e). It is expressly agreed that the lapse of the aforesaid fourteen (14) day period during which Landlord may exercise its right pursuant to this subparagraph 15(e) shall not be deemed an unreasonable delay nor limit the period during which Landlord may give or withhold its consent. If Landlord shall pursuant to subparagraphs 15(d) or 15(e) terminate this lease or recapture any portion of the Premises proposed to be sublet, then Landlord shall pay to Tenant, on account of any racks or other improvements installed by Tenant and which are to be utilized by the assignee or sublessee, an amount equal to the then unamortized or undepreciated cost thereof as shown on the books and records of Tenant if an assignment, or the unamortized or undepreciated cost thereof included in the space to be sublet attributable to the proposed duration of the sublet, if a sublet, as shown on the books and records of Tenant, and Landlord shall be liable for the care and repair of said racks and their return to Tenant at the expiration of the sublease in the condition existing at the date Landlord recaptured the sublet space reasonable wear and tear excepted. Book value shall be determined in accordance with the provisions of subparagraph 9(d)(ii) of this lease.

                  (f) Notwithstanding the foregoing provisions of this Paragraph, Tenant shall have the right, without the necessity of obtaining Landlord's consent, but subject to all other provisions of this Paragraph 15 except subparagraphs 15(c), (d) and (e) to:

                           (i)      Sublet all or substantially all of the
Premises to any parent of Tenant or to Tenant's Affiliate, as hereinafter defined; or

                           (ii)     Assign this lease to any parent of Tenant or
Tenant's Affiliate; or

                           (iii) Assign this lease or any interest therein
as security for institutional loan(s) made to Tenant in the ordinary course of its business; or

                           (iv)     Assign this lease, or sublet the Premises to
any person or entity which acquires all or substantially all of the assets of Tenant or its frozen food division (herein "Acquiring Entity"). Landlord agrees that, in connection with such transfer the named Tenant hereunder shall be released of any and all obligations arising from and after said transfer provided if, at the time of the transfer, such Acquiring Entity with a net worth less than Thirty Million and 00/100 ($30,000,000.00) Dollars provides Landlord with additional security by means of a letter of credit or cash in an amount which when added to the security required to be maintained by Paragraph 40 shall equal two (2) year's Annual Fixed Rent. If, at the time of the transfer, such Acquiring Entity has a net worth of Thirty Million and 00/100 ($30,000,000.00) Dollars or greater, Landlord shall have the option, in its sole and absolute discretion, to (i) elect to require that such Acquiring Entity provide Landlord with the aforesaid additional security as the condition of releasing Tenant as aforesaid, or (ii) may agree that said net worth is sufficient in its own right and release the Tenant without any additional security. If, at the time of the transfer, such Acquiring Entity has a tangible net worth of Fifty Million and 00/100 ($50,000,000.00) Dollars or greater (of which not more than Ten Million and 00/100 ($10,000,000.00) Dollars shall consist of cash or marketable securities), as set forth on its financial statements for its most recent fiscal year, as prepared and certified by independent certified public accounts in accordance with accounting practices customarily used in such Acquiring Entity's business, Tenant shall be released of any and all obligations arising from and after said transfer. For purposes of establishing a net worth of such Acquiring Entity of Thirty Million and 00/100 ($30,000,000.00) Dollars or greater as aforesaid, Tenant shall furnish Acquiring Entity financial statements to Landlord for its most recent fiscal year, as prepared and certified by independent certified public accountants in accordance with accounting practices customarily used in such Acquiring Entity's business, and Landlord shall have fifteen (15) days after receipt of said financial statements to elect (i) or
(ii) above. In the event Landlord fails to respond within such fifteen (15) day period, Landlord shall be deemed to have elected (i) above.

                  (g) Except as otherwise provided in subparagraph 15(f)(iv), and except where Landlord elects to terminate the lease or recapture the space proposed to be sublet, as set forth in subparagraph 15(d), or where Landlord elects for itself to accept such assignment or sublease as set forth in subparagraph 15(e), Tenant, at all times, shall be and remain primarily, jointly and severally liable under this lease despite any subletting or assignment.

                  (h) For so long as Port Carteret, Amax Realty Development, Inc., Amax Copper, Inc., V. Paulius and Associates or its related entities owns or leases the Premises or portions of the Industrial Park (as hereinafter defined in Paragraph 43), Tenant, except to a Tenant's Affiliate, shall have no right to assign this lease or sublet the Premises, or any portion thereof to or allow any of the Premises to be used and/or occupied by, any other tenant or entity or related entity of any other tenant or entity occupying facilities within the Industrial Park owned or leased by Port Carteret, Amax Realty Development, Inc., Amax Cooper, Inc., V. Paulius and Associates or its related entities or to any entity of which Tenant has knowledge that any of the foregoing is negotiating to lease space or provide use or occupancy within the Industrial Park, unless such tenant is renewing its then current space, or such space previously occupied by said tenant has been leased or subleased to another person or entity.

                  (i) In addition to the right of Landlord to declare this lease to be in default, the failure of Tenant or its assignee or sublessee to comply with any of the provisions and conditions of this Paragraph, at Landlord's option, shall render any purported assignment or subletting null and void and of no force and effect.

                  (j) It is acknowledged that the sale, transfer, conveyance or other disposition of fifty (50%) percent or more of the outstanding capital shares of Tenant in a single or related series of transfers, and/or any other transaction or related series of transactions which result in the relinquishment of the voting control by the present shareholders of Tenant, shall constitute an assignment of lease pursuant to the provisions of this Paragraph 15, provided, however, that the provisions regarding the sale or transfer of shares of Tenant shall not apply to the sale or transfer of such shares in connection with the transfer to the buyer or transferee of substantially all of the assets of Tenant or of the frozen food division of Tenant, the initial offering of Tenant's shares registered under the Securities Act of 1933, as amended, or any subsequent offering or sale of Tenant's shares so registered, or to the sale or transfer, whether by inheritance or otherwise, of all or any portion of the shares of Tenant between and among the immediate family members (which shall include, spouses, children, grandchildren, parents, grandparents, in-laws, siblings, lineal descendants and trusts for the benefit of the foregoing); by or among any of the shareholders of Tenant as of the date hereof; or, by or among any of the shareholders of Tenant from time to time.

                  (k) For purposes of this Article, Tenant's Affiliate means (i) a corporation controlled by, controlling or under common control with Tenant (hereinafter an "Affiliated Corporation") or (ii) a partnership or joint venture in which Tenant or an Affiliated Corporation owns a controlling interest.

         16.      Rules and Regulations, Compliance With Laws.

                  (a) Tenant, at all times during the Term hereof, and at its sole cost and expense, agrees:

                           (i)      not to take or permit any action which would
unreasonably delay or interfere with any work performed or to be performed by Landlord or with respect to any action by Tenant prior to the Commencement Date which would delay Landlord, thereby interfering with Delivery of Possession by Landlord pursuant to Paragraph 3 of this lease;

                           (ii)     not to commit, permit nor allow any waste,
defacement, damage or nuisance to the Premises or any portion(s) thereof, nor use, permit nor allow the plumbing facilities to be used for any purpose injurious to same or dispose of any garbage or any other foreign substance therein, nor place a load on any floor in the Premises exceeding the floor load per square foot specified by Landlord in Exhibit D, not attach in the Premises any heavy equipment or apparatus without the consent of Landlord not to be unreasonably withheld or delayed;

                           (iii)  to keep the Premises in a neat, clean, orderly
and sanitary condition, free of all insects, rodents, vermin or pests of every type and kind;

                           (iv)     not to use, permit or allow the Premises to
be used for any purpose or business which would be illegal or violates applicable law because of the emission of noise, smoke, dust, vapors or odors or otherwise; damage the Premises or any portion(s) thereof; or be a nuisance or menace to or interfere with, the public; or require any plan and/or bond to be furnished or require any work to be performed to cure and/or correct any condition created by Tenant, pursuant to any applicable governmental law or requirement.

                  (b) Except as otherwise provided in this subparagraph (b), Tenant, at its sole cost and expense, agrees to comply promptly with all ordinances, orders, rules, regulations and requirements of all federal, state, county and municipal governments and appropriate departments, commissions, boards and offices thereof, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same presently shall be within the contemplation of the parties hereto or shall involve any change of governmental policy or require extraordinary or structural repairs, alterations, equipment or additions or any work of any kind, which may be due to the specific purposes to which the Premises are put, or the specific manner of use of the Premises by Tenant at the commencement of or during the Term, and/or the acts or omissions of Tenant, as distinguished from any of the aforesaid requirements applicable to facilities of this type without regard to Tenant's specific manner of use of the Premises. The provisions of Paragraph 12 shall apply to all work to be performed by Tenant pursuant to this Paragraph. If governmental requirements are imposed without regard to and independent of Tenant's specific manner of use of the Premises, but are applicable in general to property used for industrial, manufacturing, distribution, office and/or warehouse purposes, then Landlord shall cause compliance with such governmental requirements, and Tenant shall pay to Landlord, within thirty (30) days following demand, a pro rate share of the cost of compliance with such governmental requirements, which pro rate share shall be determined by a fraction, the numerator of which shall be the number of months remaining on the then Term of the lease and the denominator of which shall be the number of months of the anticipated useful life of the work to be performed, which useful life shall be determined pursuant to the Code; provided, however, that if the cost to Tenant of compliance with such governmental requirements (other than costs resulting from interference with the conduct of operations at the Premises by Tenant), in good faith, shall be estimated to exceed fifty (50%) percent of the Rental reserved under this lease for the remainder of the Term at the time such governmental requirements are imposed, Tenant, by notice to Landlord given within fifteen (15) days after receipt of notice of such governmental requirements (time being of the essence) may terminate this lease on the last day of the month next following the month in which such notice shall have been given unless Landlord, within fifteen (15) days after receipt of such notice from Tenant (time being of the essence), shall assume responsibility for any costs of compliance with such governmental requirements in excess of fifty (50%) percent of such Rental for the balance of the Term. If Tenant shall remain in possession of the Premises following the expiration of the then Term, whether by exercising its option to purchase, to renew or otherwise, then Tenant shall pay to Landlord, within thirty (30) days following demand, an additional pro rata cost of compliance hereunder based upon the additional period of occupancy, and the then remaining useful life of the work performed by Landlord or its agents pursuant to this Paragraph. All monies payable by Tenant to Landlord shall be deemed to constitute Additional Rental. Notwithstanding the foregoing, Landlord shall, at its sole cost and expense, cure any violations arising from Landlord's failure to comply with laws, ordinances, orders, rules, regulations and requirements applicable to the initial construction of the Building or any portion thereof as of the Commencement Date, and shall comply with all of the aforesaid at its sole cost and expense applicable to the Structure of the Building, as defined in Paragraph 10, except to the extent required as a result of Tenant's specific manner of use of the Premises, or required as a result of any acts, omissions or negligence of Tenant, any subtenant or concessionaire, or their respective employees, agents, invitees, licensees or contractors.

                  (c) No abatement, diminution or reduction of the Rental or other charges required to be paid by Tenant pursuant to the terms of this lease shall be claimed by or allowed to Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of any governmental or lawful authority whatsoever, or as a result of any diminution of the amount of space used by Tenant caused by legally required changes in the construction, equipment, operation or use of the Premises, other than as shall result from any condemnation affecting the Premises pursuant to the provisions of subparagraph 13(b) but nothing herein contained shall limit any claim Tenant may have against Landlord pursuant to this lease.

                  (d) Tenant, following notice to Landlord, shall have the right to contest by appropriate legal proceedings, at its sole cost and expense, the validity of any law, ordinance, order, rule, regulation or requirement of the nature referred to in subparagraph 16(b); provided, however, that: (i) any noncompliance shall not constitute a crime on the part of Landlord or otherwise adversely affect, jeopardize or threaten the interest of Landlord; (ii) Tenant shall prosecute diligently any such contest to a final determination by a court, department or governmental authority having final jurisdiction and shall keep Landlord advised in writing as to all changes in status and determinations in connection with any such proceedings; and (iii) Tenant shall indemnify and save harmless Landlord against any and all losses, reasonable costs, reasonable expenses, claims, penalties, actions, demands, liabilities, judgments or other damages which Landlord may sustain by reason of such contest or as a result of Tenant's failure or delay in compliance, including, without limitation, reasonable attorneys' fees. Landlord agrees to cooperate reasonably with Tenant, and to execute any documents or pleadings reasonably required for the purpose of any such contest, provided that the same shall be without cost, expense or obligation to Landlord. Landlord shall have the right, but not the obligation, to contest by appropriate legal proceedings, at Landlord's expense, any such law, ordinance, rule, regulation or requirement.

                  (e) Tenant agrees that each and every provision of this Paragraph 16 shall survive the expiration or earlier termination of the Term of this lease, regardless of the reason for such termination, it being agreed and acknowledged that Landlord would not have entered into this lease but for the provisions of this Paragraph 16 and the survival thereof.

         17. Utilities. Tenant agrees to pay as and when the same become due and payable during the Term, all water rents, rates and charges, all sewer rents and all similar charges assessed or charged to the Premises during the Term, all charges for electricity, gas, heat, steam, hot water and all other utilities supplied to the Premises during the Term, together with the cost of repair, maintenance, replacement and reading of all meters measuring Tenant's use or consumption thereof, whether supplied by Landlord or by a public or private utility company. The costs for any usage of such utilities by Tenant prior to the Commencement Date shall be pro rated based on estimated usages, in such manner as the parties reasonably may agree upon. It is acknowledged that

Landlord does not have any obligation to provide any of such utility services and in no event shall Landlord be responsible or liable for the failure of Tenant to receive or for fluctuations in the supply of any utility service, nor shall Tenant be entitled to any cessation, abatement, reduction or other offset of Rental in the event of any failure to receive any utility service unless due to or caused by the act or omission of Landlord, in which case the Fixed Rent and Additional Rental shall equitably abate to the extent and for the period during which the Premises are rendered untenantable. If Landlord shall have caused the failure to receive any utility service, to the extent Tenant receives insurance proceeds on account of the Rental, as a result of the denial of any such service, Tenant agrees to credit such proceeds against the abatement provided for herein but this provision shall only be applicable to the acts or omissions of Landlord and its agents, contractors or subcontractors.

         18. Signs. Tenant, at its sole cost and expense, may provide, install and maintain such exterior signs on the roof, windows, facade or walls of the Building or on the Land, as Landlord, in its reasonable discretion, may approve to be proper and appropriate, which approval shall not be unreasonably withheld or delayed, provided: (i) such installation be made in such manner as will not affect any roofing bond and/or other guarantee which then shall be in force and effect; and (ii) all such signs, at all times, shall conform to all applicable rules, regulations, codes and ordinances of any governmental agencies having jurisdiction thereover. All such signs shall be provided, installed, maintained in good condition and repair and removed at the termination of the lease, at Tenant's sole cost and expense. Tenant further agrees that it will not place any advertisements or other type of structure or obstruction on the roof, facade or walls of the Building, and that it shall not operate any loudspeaker or other device which can be heard outside of the Premises, in violation of applicable law or as to create a nuisance, or without the consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Landlord deems it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Building or any part thereof, they may be so removed, but shall be replaced at Landlord's expense when the said repairs, alterations or improvements shall have been completed. Nothing contained in this Paragraph shall create any obligation on the part of Landlord to make any repairs, alterations or improvements.

         19.      Taxes.

                  (a) Landlord represents that as of the Delivery of Possession Date, the Land, together with the lands previously leased by Landlord to Tenant by lease initially dated February 11, 1994 ("Lease I"), shall constitute separate municipal tax lots, that Tenant shall be the only tenant of such Lands and that there shall not be any other improvements thereon other than as described herein or otherwise used by or for the benefit of Tenant. It is acknowledged that a portion of the Land is within the tax lot of the lands previously leased to Tenant pursuant to Lease I and that the balance of the Land constitutes a separate municipal tax lot.

                  (b) Tenant covenants and agrees that commencing as of the Commencement Date and continuing throughout the Term hereof, and any "Renewal Terms," as defined in Paragraph 48, it shall pay to the taxing authority, prior to the imposition of interest and/or penalty for non-payment, all real estate taxes, assessments, added assessments and other governmental charges or substitutes therefor (hereinafter collectively called "Taxes") levied, imposed, assessed or fixed on or against the Land and improvements thereon or arising from the use, occupancy or possession thereof. It is agreed that Tenant shall have the right to pay any assessment(s) levied against the Premises over the longest time permitted by the Municipality and shall be responsible only for such payments as shall be due and owing during the Term. Notwithstanding the foregoing, Landlord shall pay all special assessments assessed against the Premises to which Landlord agreed or which were included within the municipal approvals obtained, in connection with the construction of the Building within the first twenty-four (24) months of the Term, or which are assessed against the Premises within the first twenty- four (24) months of the Term, and relate to the initial construction of the Building and its imposition on municipal services or infrastructure without regard to the actual use of the Premises by Tenant.

                  (c)  Tenant  shall have the right to contest in good faith any of said Taxes, at its own cost and expense, provided, however, that notwithstanding such contest, Tenant, at all times, shall: when due, pay all of the Taxes necessary to prosecute such contest; comply with all applicable laws, rules and regulations regarding the payment of taxes; not take any action which would adversely affect, threaten or jeopardize the interest of Landlord in the Land, Building, or any part thereof; and promptly pay, indemnify and save Landlord harmless from, all penalties and interest which may be charged or imposed as a result of or during the pendency of, any such contest. In the event of any such contest, Landlord agrees to reasonably cooperate and to execute any necessary documents, provided, however, that the same shall be without any cost or expense to Landlord. Upon request of Landlord, Tenant forthwith shall notify Landlord of the filing of any tax appeal or contest.

                  (d) In the event that Tenant shall fail to contest all of such Taxes or shall fail to notify Landlord of its filing of any such appeal or contest, then and in either of such events, Landlord shall have the right, but not the obligation, to contest, at its own cost and expense, any of such Taxes. Landlord shall be obligated to pay any increase in Taxes resulting from such appeal, and Tenant shall be entitled to all of the proceeds of any refund received as a result of such contest, after payment of all reasonable costs and expenses incurred in connection with prosecuting such contest.

                  (e) Subject to the provisions of subparagraph 17(b) above for special assessments as opposed to added assessments, for the first and last Lease Years of the Term hereof, the portion of all Taxes, other than such as result from added assessments, shall be prorated, depending on the proportion which each such Lease Year shall bear to the tax year in which it falls. The portion of Taxes resulting from added assessments during the first and last Lease Years of the Term shall be prorated depending on the proportion which such Lease Year shall bear to the portion of the tax year for which the added assessment is charged.

                  (f) If at any time during the Term hereof,  a tax or excise on
rents  or  other  tax,  however   described,   is  levied  or  assessed  by  the
Municipality, County, State or Country or any political subdivision thereof, against Landlord or the Rental reserved hereunder, or any part thereof, as a substitute or addition, in whole or in part, for any revenues derived from any tax assessed or imposed by any such political entity on land and buildings, Tenant covenants to pay to Landlord such sum as shall be necessary to pay and discharge such tax or excise on rents or other tax, which sum shall be paid to Landlord in the manner herein set forth for Taxes; provided, however, that the parties shall have the right to contest said levy in the same manner as provided herein for Taxes, and provided further that said tax is commonly paid by industrial or commercial tenants in New Jersey.

                  (g) Except as otherwise provided herein, Tenant shall not be obligated or required hereunder to pay any franchise, excise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profit or revenue tax upon the income or receipts of Landlord.

                  (h) Tenant shall be responsible for and shall pay prior to the time when such payment shall be deemed delinquent, all taxes assessed during the Term against any leasehold interest, or any improvements, alterations, additions, fixtures or personal property of any nature placed in, on or about the Premises by Tenant, whether such tax shall have been levied or assessed against Landlord or Tenant.

         20.      Additional Charges.

                  (a) In addition to all other rental charges provided for in this lease, the Tenant agrees to pay as Additional Rental, a sum equal to Tenant's share of Landlord's costs and expenses ("Operating Costs") incurred by Landlord in connection with Landlord's maintenance and repair of the detention basin and detention basin area serving the Premises, if the same shall be furnished by Landlord. The portion to be paid by Tenant shall be equal to the percentage which the acreage of the Land bears to the total acreage of all lands being served by such detention basin. The initial portion of the Operating Costs to be borne by Tenant shall be thirty (30%) percent. In all events, the maximum share to be paid by Tenant shall be Ten Thousand ($10,000.00) Dollars per annum.

                  (b) For the first and last Lease Years of the Term hereof, the portion of Operating Costs to be paid by Tenant shall be pro rated depending on the proportion which each such Lease Year shall bear to the aforesaid annual period in which it falls.

         21.      Non-Liability of Landlord.

                  (a) Except as otherwise herein provided, neither Landlord, Ground Lessor nor any of its agents, co-venturers, representatives, employees, constituent members, successors or assigns shall be liable for any injury which may be sustained by Tenant as a consequence of: any defect, latent or apparent; any change of conditions in the Premises; the failure, breakage, leakage or obstruction of the street or sub-surface; the water, plumbing, steam, sewer, waste or soil pipes; the roof, walls, drains, leaders, gutters, valleys, downspouts or the like; the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems; the elevators or hoisting equipment; any other structural failure; the elements; any theft or pilferage; any fire, explosion or other casualty; the carelessness, negligence or improper conduct on the part of Tenant, its agents, employees, guests, licensees, invitees, subtenants, assignees or successors; any interference with, interruption of or failure, beyond the control of Landlord, of any services to be furnished to the Premises; or any other cause whatsoever. Notwithstanding the provisions of this subparagraph (a), Landlord, except as otherwise herein provided, shall be liable for the consequences of its negligence and Landlord shall be liable for the consequences of its default(s) under this lease. Landlord shall be entitled to receive a credit on account of any damage claim pursuant to this subparagraph (a) of an amount equal to all proceeds of insurance received by Tenant as a result of such act and/or omission of Landlord. Except as otherwise provided in subparagraph 47(e), all property kept, maintained or stored in, on or at the Premises shall be so kept, maintained or stored at the sole risk of Tenant, it being acknowledged that Tenant is to maintain insurance to cover any damage or loss to such property.

                  (b) Except as otherwise expressly set forth herein, in no event shall any act or omission of Landlord and/or Ground Lessor and/or the breach of any of their obligations hereunder permit Tenant to allege a constructive eviction or otherwise to terminate this lease, or to receive an abatement, reduction, moratorium, offset or credit on account of Rental to be paid hereunder.

         22.      Indemnity.

                  (a) Except as shall result from the negligence or breach of any obligation pursuant to this lease by Landlord, Ground Lessor and/or its or their agents, representatives, employees, constituent members, contractors, successors and assigns, Tenant, at its sole cost and expense, agrees to indemnify and save Landlord, Ground Lessor and its agents, co-venturers, representatives, employees, constituent members, contractors, successors and assigns harmless from and against any and all third-party claims, actions, demands and suits, for, in connection with, or resulting from, any accident, injury or damage whatsoever (including, without limitation, reasonable attorneys' fees) caused to any third person or third person's property arising, directly or indirectly, in whole or in part, out of the business conducted in or the use of the Premises, or occurring in, on or about the Premises or any part thereof (including, without limitation, adjacent sidewalks), or arising, directly or indirectly, in whole or in part, from any act or omission of Tenant or any concessionaire or subtenant or their respective licensees, servants, agents, employees or contractors, or arising out of the breach or default by Tenant of any term, provision, covenant or condition herein contained, and from and against any and all losses, costs, expenses, judgments and liabilities incurred in connection with any claim, action, demand, suit or other proceeding brought thereon. Said indemnity shall include defending or resisting any proceeding by attorneys reasonably satisfactory to Landlord. It is agreed that attorneys designated by Tenant's insurance carrier shall be deemed to be satisfactory. The within indemnity shall be insured as a contractual obligation under the policy of liability insurance Tenant is required to carry hereunder.

                  (b) Except as shall  result from the  negligence  or breach of any obligation pursuant to this lease by Tenant and/or its agents, representatives, employees, constituent members, contractors, successors and assigns, Landlord, at its sole cost and expense, agrees to indemnify and save Tenant and its agents, representatives, employees, constituent members, contractors, successors and assigns harmless from and against any and all third-party claims, actions, demands and suits, for, in connection with, or resulting from, any accident, injury or damage whatsoever (including, without limitation, reasonable attorneys' fees) caused to any third person or third person's property arising, directly or indirectly, in whole or in part, from any act or omission of Landlord, the Ground Lessor, or its or their licensees, servants, agents, employees or contractors, or arising out of the breach or default by Landlord or Ground Lessor of any term, provision, covenant or condition herein contained, and from and against any and all losses, costs, expenses, judgments and liabilities incurred in connection with any claim, action, demand, suit or other proceeding brought thereon. Said indemnity shall include defending or resisting any proceeding by attorneys reasonably satisfactory to Tenant. It is agreed that attorneys designated by Landlord's insurance carrier shall be deemed to be satisfactory. The within indemnity shall be insured as a contractual obligation under any policy of liability insurance Landlord may carry regarding any such occurrence.

         23. Right to Cure Default. If either party shall fail to comply fully with any of its obligations hereunder, within the time and in the manner set forth herein, then the other party shall have the right, at its option, to cure such default, at the expense of the failing party, upon thirty (30) days' prior notice to the failing party, except in cases of emergency (in which event no notice need be given), and if the failing party shall fail to cure said default within such period (provided, however, that if said default cannot be cured within said period, if the failing party shall not have commenced in good faith to cure such default within said thirty (30) day period and shall not be continuing the curing thereof diligently thereafter). Tenant agrees to reimburse Landlord promptly (as Additional Rental) together with interest thereon at the Lease Interest Rate from the date said costs and expenses were incurred by Landlord in curing Tenant's defaults. Tenant shall be entitled to a credit against the Fixed Rent next due and payable for all reasonable costs and expenses incurred by Tenant as a result of Landlord's default together with interest at the Lease Interest Rate from the date said costs and expenses were incurred. Any action so taken pursuant to this lease shall not serve to waive or release the failing party from its performance of any obligation hereunder.

         24.      Remedies Upon Default.

                  (a) If Tenant shall: (i) default in payment of the Rental reserved herein or in making any payment herein provided for at least five (5) days following notice of non-payment; or (ii) default in the observance of any of the other terms, covenants and conditions of this lease, which default continues for thirty (30) days following the delivery of notice thereof, as hereinafter required; or (iii) assign, sublet or permit the Premises to be occupied by someone other than Tenant, except as herein provided; or (iv) make any assignment for the benefit of creditors, file a voluntary petition in bankruptcy, be by any court adjudicated a bankrupt, take the benefit of any insolvency act or be dissolved (other than a dissolution resulting solely pursuant to the Internal Revenue Code of 1986, as amended, and without the dissolution of Tenant pursuant to the substantive law of the State of its incorporation) or liquidated, voluntarily or involuntarily, or if a receiver or trustee of Tenant and/or its property shall be appointed in any proceedings and if any such action shall be taken involuntarily against Tenant and shall not be cured or stayed within sixty (60) days thereafter; or (v) record or attempt to record this lease except as otherwise permitted herein; or (vii) fail to make any Rental payment within ten (10) days following its due date on more than eight (8) occasions during any twelve (12) month period; then, upon the happening of any of the events set forth in this Paragraph, Landlord shall have the right to terminate this lease and the Term hereof upon not less than five
(5) days' notice to Tenant, or as otherwise required by applicable law, with the same force and effect as though the date so specified was the date hereinabove first set forth as the date of the expiration of the Term (but Tenant shall remain liable to Landlord as herein provided), and at the expiration of the period provided in said notice, the Term hereof and all of the Tenant's right, title and interest hereunder shall cease and terminate, and Landlord without further notice, may reenter the Premises, remove the Tenant and its property therefrom, and have possession and enjoyment of the same, and/or may recover possession thereof as prescribed by law relating to summary proceedings or otherwise, without any liability for damages or prosecution therefrom, it being understood that no other demand for the Rental, no reentry for condition broken and no other notice to quit other than as may be required by law shall be necessary, to enable Landlord to recover such possession, to terminate this lease and/or to exercise any other right(s) to which it may be entitled hereunder or pursuant to law. All other rights to any such demand, reentry, notice or other prerequisites are hereby expressly waived by Tenant.

                  (b) In the event of any such default, reentry, expiration and/or dispossess: (i) the Rental shall become due and shall be paid up to the time of such reentry, dispossess and/or expiration, together with such reasonable costs and expenses as Landlord may incur in reacquiring possession of the Premises, for legal expenses, attorneys' and brokerage fees, putting or


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

restoring the Premises in or to good order and altering or preparing the same for re-rental, and/or in enforcing its rights hereunder; (ii) Landlord shall have the right, but shall not be obligated, except as required by law, to relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which, at Landlord's option, may be less than or exceed the period which otherwise would have constituted the balance of the Term, for such rental and on such terms as Landlord shall deem reasonable; (iii) Tenant, or the legal representatives of Tenant, shall pay Landlord any deficiency between the Rental hereby covenanted to be paid and the net amount, if any, of the rents collected on account of any reletting of the Premises for each month of the period which otherwise would have constituted the balance of the Term. In computing such sum, there shall be added to the Rental hereby covenanted to be paid, such expenses of Landlord as are referred to in subparagraph (b)(i) of this Paragraph. Any such deficiency shall be paid in monthly installments by Tenant on the first day of each month, in advance, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding or by joining, consolidating or otherwise including in one action, any and all claims for subsequent periods;
(iv) notwithstanding any other provisions of this lease, Landlord shall be entitled, at its option, in addition and without prejudice to any other rights and remedies it may have hereunder or at law or in equity, to recover from Tenant as damages, in addition to any Rental unpaid or accrued to the date of such reentry, expiration and/or dispossess, together with all of the additional costs and expenses incurred by Landlord, an amount equal to the difference between the Rental covenanted to be paid hereunder for what otherwise would have been the unexpired portion of the Term had such reentry, expiration and/or dispossess not occurred, and the then fair and reasonable rental value of the Premises for such unexpired portion of the Term, both discounted at an annual rate equal to the discount rate published by the Wall Street Journal as of the date of default by Tenant, to present worth. In determining the then fair and reasonable rental value of the Premises, the rental realization upon any arms-length, commercially reasonable reletting, if such reletting shall be accomplished within a reasonable time after such reentry, expiration and/or dispossess, shall be deemed prima facie to be such fair and reasonable rental value. Landlord shall be entitled, in addition to the amount of such difference, to also recover such expenses as are referred to in this subparagraph 24(b)(i).

                  (c) Any undertakings Landlord may perform on behalf of Tenant hereunder, the making by Landlord of any alterations, repairs, replacements or decorations and/or the exercise of any of Landlord's rights pursuant to this lease or by law, shall not operate or be construed to relieve Tenant from its liability hereunder, and except as required by law, Landlord, in no event, shall be liable in any way whatsoever for any failure to relet and/or to attempt to relet the Premises and/or any portion thereof, or in the event that the Premises and/or any portion thereof, are relet, for the reasonableness of the rental or for the failure to collect any rental under such reletting.

                  (d) In the event of a breach or violation or threatened breach or violation by Tenant of any of the covenants, conditions, terms or provisions of this lease, Landlord shall have the right to obtain an injunction or to invoke any remedy allowed at law or in equity, without limitation, in addition to any and all rights and remedies provided for herein.

                  (e) No receipt of Rental by Landlord after the termination in any manner of this lease, or the performance by Tenant of any obligation hereunder after the period stated in any notice given pursuant to this lease, shall reinstate, continue or extend the lease or the Term thereof, affect any such notice or cure any default theretofore arising hereunder. No receipt of Rental or the performance by Tenant of any obligation hereunder after final judgment for possession of the Premises, shall reinstate, cure, continue or extend the lease or the Term thereof or affect said suit or said judgment.

                  (f) The rights and remedies of Landlord specified in this lease, as well as the rights and remedies to which Landlord is entitled by law or in equity, are cumulative and are not intended to be exclusive of or preclude the exercise of any other rights or remedies which may be available to Landlord in the event of a breach by Tenant of any provision of this lease and shall survive the expiration or termination of this lease.

                  (g) Landlord shall have the right to institute proceedings for the recovery of damages, including the payment of Rental, at any time and from time to time, and shall not be required to postpone the institution of any proceeding until the date when the Term would have expired if it had not been so terminated pursuant to the provisions hereof, or pursuant to any provision of law, or had Landlord not re-entered the Premises. Nothing herein contained shall be construed to limit or preclude any recovery by Landlord against Tenant of any damages to which, in addition to the damages particularly set forth herein, Landlord may be entitled by reason of any default hereunder on the part of Tenant.

                  (h) Notwithstanding the foregoing, if the applicable law of the State of New Jersey provides that the parties to a commercial lease cannot waive the duty of Landlord to mitigate its damages or if Landlord elects to attempt to mitigate its damages, then Landlord shall be obligated only to use commercially reasonable efforts to mitigate damages. Landlord shall be deemed to have used reasonable efforts to mitigate if:

                           (i)      It uses leasing practices and seeks such
rent, period and other terms and conditions as then are being utilized by Landlord or an affiliate for similar properties in the same geographic area; or

                           (ii)     It uses leasing practices and seeks such
rent, period and other terms and conditions as then are reasonable or usual for similar properties in the same geographic area.

         Landlord, in no event, shall be required to relinquish or jeopardize any economic benefit or opportunity, including, without limitation, the leasing of other property owned or controlled by Landlord or an affiliate in order to mitigate damages. The rental of any other property owned or controlled by Landlord or an affiliate shall not reduce any damages which Landlord would be entitled to receive from Tenant and any such damages shall include any late fees chargeable pursuant to the terms of this lease.

                  (i) If Landlord shall be under a duty to or shall elect to mitigate damages, then only the "net proceeds" of any reletting received by Landlord in connection with any reletting shall be credited against Tenant's existing or future outstanding obligations under this lease, in such manner and in such order as Landlord, in its sole discretion, may determine. In no event shall Tenant be entitled to a credit or receive all or any portion of any such net proceeds received by Landlord in excess of the Rental due hereunder for the corresponding period for which such net proceeds are received except that to the extent such excess shall be available, any such excess shall be carried forward to satisfy any obligations of Tenant thereafter accruing. As used herein, "net proceeds" shall mean the full amount of rent and other similar charges paid to Landlord, reduced by all Landlord's reasonable expenses incurred in connection


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

with reletting, operating or maintaining the Premises (including, but not limited to, expenses for work done to the Premises in connection with such reletting, brokerage fees, attorneys' fees and disbursements and any costs or expenses of Landlord paid or reimbursed by a tenant, whether as Additional Rental or otherwise).

         25. Waiver of Redemption. Upon the expiration or sooner termination of this lease or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law, Tenant, for itself and all persons claiming through or under Tenant, including, but not limited to, its creditors, hereby waives and surrenders any right or privileges of redemption provided or permitted by any statute, law or decision now or hereafter in force, to the extent legally authorized, and does hereby waive and surrender up all rights or privileges which it may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this lease after having been dispossessed or ejected therefrom by process of law.

         26.      Mortgage Priority.

                  (a) To the extent applicable, all references to mortgages in this lease shall be deemed to include ground leases. This lease shall be and hereby is made subject and subordinate at all times to (i) all ground and underlying leases and to any amendments thereof made from time to time (including, without limitation, a ground lease herein called the "Ground Lease", between Amax Cooper, Inc., as Ground Lessor, and Landlord herein, as ground lessee dated June 1, 1988, as amended), and (ii) to all "Permitted Mortgage(s)", as hereinafter defined in subparagraph 26(g), and all advances made thereon which, now or hereafter, may affect the Premises, and to all increases, renewals, modifications, consolidations, participations, replacements and extensions thereof, irrespective of the time of recording thereof, without the necessity of any further instrument of subordination; provided, that with respect to any Permitted Mortgage the aggregate outstanding principal balance of the Permitted Mortgage(s) encumbering the Premises shall not exceed the Purchase Price to be paid by Tenant for the Premises pursuant to Paragraph 41 of this lease, and provided further that as to any Permitted Mortgage or ground lease Landlord obtains (i) a "non-disturbance" agreement reasonably acceptable to Tenant to provide that the right and interest of Tenant hereunder may not be terminated so long as Tenant is not in default of the performance of any obligation hereunder, or (ii) a "non-disturbance" agreement identical in all material respects to that set forth on Exhibit I. If Landlord or any Permitted Mortgagee or ground lessor desires confirmation of such subordination, Tenant shall promptly execute and deliver any certificate or instrument that may be reasonably requested. Except as provided in Paragraph 15, Tenant shall not have the right to place any lien or encumbrance of any kind against the Premises except for chattel mortgages or pledges on any of its fixtures, furniture, equipment, improvements, or inventory.

                  (b) Tenant agrees that in the event the interest of the Landlord becomes vested in the holder of any Permitted Mortgage or in any ground lessor, or in anyone claiming by, through or under any of them, then such holder or ground lessor shall not be:

                           (i)      liable for any act or omission of any prior
landlord (including Landlord herein) except to the extent such act or omission is a continuing default and Tenant shall have given such holder or ground lessor notice of such default following the interest of Landlord becoming vested in such holder or ground lessor unless Tenant shall have provided such notice pursuant to the non-disturbance agreement received by Tenant from such holder or ground lessor, and such holder or ground lessor shall have failed to commence curing said default within sixty (60) days from the effective date of Tenant's notice; or

                           (ii)     except with respect to any rent abatement
specifically provided for in this lease, subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord herein); or

                           (iii) bound by any Rental which Tenant may have
paid for more than the current month to any landlord (including
Landlord herein); or

                           (iv)     bound by any alteration or modification of
any provision hereof, nor any cancellation or surrender of this lease unless the same shall have been approved in writing by such holder, or unless specific provision therefor is set forth in this lease; or

                           (v)      bound by any obligation of Landlord to
construct  and  complete the Building as set forth in Paragraph 3 of this lease;
or

                           (vi)     in the event of a taking as set forth in
Paragraph 13, bound to provide replacement of such portions of the Premises as may have been so taken except as may be included or cross-collateralized in any such Permitted Mortgage(s).

                  (c) Tenant agrees that, upon the request of Landlord, Tenant will execute, acknowledge and deliver such document or instrument as may be reasonably requested by the holder of any Permitted Mortgage and/or ground lessor confirming or agreeing that this lease is assigned to such mortgagee and/or ground lessor as collateral security for such mortgage and/or ground lease and agreeing to abide by such assignment, provided that a copy of such assignment has in fact been delivered to Tenant.

                  (d) Simultaneously herewith, Ground Lessor shall deliver to Tenant an estoppel certificate stating that Landlord is not in default pursuant to the Ground Lease and Ground Lessor, Landlord and Tenant shall enter into the Non-Disturbance, Recognition and Attornment Agreement attached hereto as Exhibit F.

                  (e) Landlord represents that as of the date hereof, the only ground lease is the Ground Lease, and that the only mortgage on the Premises is in favor of Fleet Bank, N.A. in the principal amount of $12,500,000. Landlord further represents that it will only place Permitted Mortgages on the Premises.

                  (f) As used in this lease,  "Permitted  Mortgagee"  shall mean
(i) Cyprus Amax Minerals Company ("Cyprus") and Amax Copper, Inc. ("ACI"), its principals or Affiliates, as hereinafter defined in this subparagraph 26(f);
(ii) Amax Realty  Development,  Inc.,  ("Amax"),  its  principals or Affiliates;
(iii) V. Paulius and Associates ("VPA") its principals or Affiliates; (iv) a state or federally chartered commercial bank or savings and loan association;
(v) a pension trust; (vi) a real estate investment trust; (vii) an insurance company; (viii) any lender regulated by the state or federal government; or (ix) any other lender approved by Tenant in its sole judgment. For purposes of this Paragraph 26, "Affiliate" shall mean (x) a corporation controlled by, controlling or under common control with Cyprus, ACI, Amax, VPA or its principals, as the case may be, or (y) a partnership, limited liability company or joint venture in which Cyprus, ACI, Amax or VPA or its principals, or any entity referred to in (x) above owns a controlling interest.

                  (g) As used in this lease, Permitted Mortgage(s) shall mean any mortgage(s) made by a Permitted Mortgagee(s) which provides for all of the following (i) individually, or when added to all other Permitted Mortgages on the Premises, does not exceed the Purchase Price, as set forth in Paragraph 41; and (ii) shall be pre-payable at any time provided, however such Permitted Mortgage may contain a prohibition on prepayments provided such prohibition shall not be in effect or applicable at the time Tenant may exercise its option to purchase as set forth in Paragraph 41, and further provided any prepayment penalties, fees and charges that Tenant shall be obligated to pay shall not exceed those set forth on Exhibit H (unless Landlord agrees to pay such excess).

         27. Surrender of Premises. On the expiration date or sooner termination of the Term, Tenant shall deliver to Landlord all keys to the Premises which are in its possession and/or control, shall quit and surrender the Premises to Landlord in broom-clean, good condition and repair, reasonable wear and tear and damage by any casualty occurrence or elements excepted, and in compliance with Tenant's Environmental Law obligations as hereinafter defined in Paragraph 47 of this lease, together with all alterations, additions and improvements which may have been made in, on or to the Premises, by Landlord or by Tenant ("Improvements") except for movable furniture and equipment, or unattached movable trade fixtures, its racks ("Personal Property"), and those Improvements made by Tenant that Tenant elects to remove; provided, however, with respect to Improvements made by Tenant other than Tenant's racks, Tenant shall ascertain from Landlord, at the time it obtains Landlord's consent for each such Improvement, whether Landlord desires to have any such Improvement(s) removed and to have the Premises or any part thereof restored to the condition in which it was originally delivered to Tenant, ordinary wear and tear excepted. If Landlord fails to so advise Tenant, Landlord shall be deemed to have not elected to require the removal of such Improvement(s). If Landlord shall so desire to have any Improvement(s) removed or if Tenant shall elect to remove any such Improvement(s) (even if Landlord does not want them to be removed) by notice delivered to Landlord not less than three (3) months prior to the Termination Date, then Tenant, prior to the Termination Date, at its sole cost and expense, shall remove therefrom all such Improvements as may be requested by Landlord or desired by Tenant, together with its Personal Property, and fix and repair any and all damage or defacement to the Premises caused by the installation and/or removal of Improvements or Personal Property and to the extent the installation of such Improvement or Personal Property replaced some portion of the Premises as constructed by the Landlord, Tenant shall repair or restore the Premises to its condition prior to the installation of such Improvements or Personal Property, reasonable wear and tear excepted. Any or all of such Personal Property or Improvements not so removed, at Landlord's option, shall become the exclusive property of Landlord and/or may be disposed of by Landlord, at Tenant's cost and expense, without further notice or demand. Tenant's obligation under this Paragraph shall survive the expiration or sooner termination of the Term.

         28. Unavoidable Delays. If, as a result of strikes, lockouts, labor disputes, inability to obtain labor, materials or reasonable substitutes therefor, acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, fire or other casualty, acts or failure to act by either party or other conditions beyond the control of the obligated party, whether prior to or during the Term, either party shall fail punctually to perform any lease obligation, then and in any of such events, such obligation shall be punctually performed as soon as practicable after such condition shall abate. If either party, as a result of any such condition, shall be unable to exercise any right or option within any time limit provided in this lease, such time limit shall be deemed extended for a period equal to the duration of such condition. Except as otherwise specifically provided in this lease, the failure of Landlord to perform any lease obligation for the reasons set forth herein shall not affect, curtail, impair or excuse this lease or the obligations of Tenant hereunder, including but not limited to, the obligations of Tenant to pay Rental. It is expressly agreed that the provisions of this subparagraph shall not apply to the obligation of Landlord to rebuild or restore pursuant to Paragraph 9 or 13 of this lease to which Completion Force Majeure shall apply, or to the covenant of Quiet Enjoyment as set forth in Paragraph 32 of this lease, or to the obligation of Tenant to make Rental payments in accordance with the provisions hereof. For purposes of this lease, Completion Force Majeure shall be deemed to mean delay actually caused by damage or destruction of the Premises resulting from any act, occurrence, event, disaster or happening, due to natural causes and/or due to acts of man beyond the reasonable control, knowledge or expectation of Landlord and its contractor.

         29. Landlord Consent. Tenant, in no event, shall be entitled to make any claim, and Tenant hereby waives any claim for money damages, whether by way of setoff, counterclaim, defense or otherwise, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or delayed any consent or approval, notwithstanding Landlord has covenanted herein not to unreasonably withhold its consent. Tenant's sole remedies shall be an action or proceeding to enforce any such provision, or for an injunction or for a declaratory judgment. All expenses reasonably incurred by Landlord in reviewing and acting upon any request for additions or improvements to the Structure of the Building shall be reimbursed by Tenant to Landlord and shall be deemed to constitute Additional Rental and be paid over to Landlord thirty (30) days after demand thereof accompanied by reasonable detail evidencing such expenses.

         30.      Certification.

                  (a) Each party,  without charge and at any time, within twenty
(20) days after written request of the other, agrees to certify by a written instrument duly executed, acknowledged and delivered to the requesting party or any other person, firm or corporation specified in such request: (i) as to whether this lease has been modified or amended, and if so, the date, substance and manner of such modification or amendment; (ii) as to the validity and force and effect of this lease; (iii) as to the existence of any default thereunder, and if so, the nature, scope and extent thereof; (iv) as to the existence of any offsets, counterclaims or defenses thereto on the part of Tenant, and if so, the nature, scope and extent thereof; (v) as to the commencement and expiration dates of the Term; (vi) as to the dates to which Rental payments have been made;
(vii) as to the existence of any Hazardous Wastes or Substances as hereinafter defined in Paragraph 47 of this lease, or as to similar environmental matters;
(viii) as to whether or not Landlord delivered possession of the Premises in accordance with the provisions of this lease, and if not, in reasonable detail, the manner in which it was not so delivered; (ix) as to whether or not the size, location, layout, dimensions or construction of the Premises was completed and furnished in accordance with the provisions of this lease, and if not, in reasonable detail, the manner in which it was not so completed and furnished;
(x) as to any other matters as reasonably may be so requested. Any such certificate may be relied upon by the requesting party and any other person, firm or corporation to whom the same may be exhibited or delivered, and the certifying party shall be bound by the contents of such certificate.

                  (b) Tenant further agrees to furnish to Landlord at any time, but not more frequently than once per calendar year, within ten (10) days after request of Landlord, and solely in connection with the sale, lease or mortgaging of the Premises, a copy of its annual unaudited financial statement for its last full fiscal year, prepared by independent Certified Public Accountants, including, but not limited to, a profit and loss statement.

         31. Waiver of Trial by Jury. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

         32. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant's paying the Rental and observing and performing all of the terms, provisions, covenants and conditions on its part to be observed and performed, Tenant, peaceably and quietly, may enjoy the Premises during the Term hereof, subject however, to all of the terms, conditions, covenants and provisions of this lease and to any mortgage and/or ground lease to which this lease is or may be subject for which a non-disturbance agreement has been obtained from the holder of such mortgage or ground lease. In the event of any breach by Landlord of this covenant, if the same would in law or equity give Tenant a right to cancel this lease, Tenant's right of cancellation shall be subject to Paragraph
50. Upon such cancellation, all rights of either party against the other shall cease and the Term shall expire with the same force and effect as if the date of such cancellation were the date originally fixed herein for the expiration of the Term, but in addition thereto Tenant shall have the right to seek damages in accordance with the provisions of this lease as a result of the breach of this covenant.

         33.      Landlord.

                  (a) The term "Landlord" as used in this lease means only the holder of this lease, any ground lessor or the mortgagee in possession for the time being of the Premises, so that in the event of any sale of or assignment of this lease or any underlying lease, and except as otherwise specifically provided in subparagraph 33(b) below, Landlord herein shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder thereafter occurring without the necessity of further agreement between the parties and such purchaser, assignee or lessee provided that the purchaser, assignee or lessee has assumed and agreed to observe and perform all of the obligations of Landlord hereunder to be performed.

                  (b) Notwithstanding anything herein contained to the contrary, it is specifically understood and agreed that except with respect to any independent guaranty and to the provisions set forth below dealing with transfers of property by the Landlord and/or Ground Lessor, there shall be no personal liability on the part of, Ground Lessor or Landlord's or Ground Lessor's agents, co-venturers, representatives, employees, successors, assigns or any of its constituent members, with respect to any of the terms, provisions, covenants and conditions of this lease or otherwise, and that Tenant shall look solely to the assets of Port Carteret, a joint venture, or its successor in interest, from time to time, subject, however, to the prior rights of any Permitted Mortgagee, lease holder, or security holder, for the satisfaction of each and every remedy of Tenant in the event of any breach of any of the terms, provisions, covenants and conditions of this lease to be performed by Landlord, or in the event of any other claim which Tenant may allege against Landlord, Ground Lessor, their agents, co-venturers, representatives, employees, constituent members, successors or assigns, which exculpation of personal liability shall, subject to the next succeeding sentence, be absolute and without exception. In consideration of Tenant agreeing to the aforesaid exculpation, Landlord and Ground Lessor agree that if Landlord or Ground Lessor shall transfer, mortgage or sell any interest in any real property now owned or leased by Ground Lessor or Landlord, and if Tenant thereafter shall obtain a judgment against Landlord and/or Ground Lessor pursuant to this lease, Landlord and Ground Lessor shall thereafter be jointly and severally personally liable to the extent that their equity in the Premises does not equal or exceed Three Million and 00/100 ($3,000,000.00) Dollars for a sum not to exceed the difference between said equity and Three Million and 00/100 ($3,000,000.00) Dollars to the extent of any judgment rendered in favor of Tenant as a result of Landlord's default under this lease.

         34. Notices. All notices, demands, requests, approvals or consents required under the terms of this lease shall be given in writing by either party or its attorney to the other and except as otherwise set forth herein, may be made by personal delivery or by certified or registered mail, postage prepaid, return receipt requested, by postal or private expedited delivery service, addressed to the party at the address set forth hereinabove, or to such other address as either party may designate in writing, which notice of change of address shall be given in the same manner, such notices to be deemed complete upon receipt or non-acceptance of receipt as evidenced by a bill of lading or such other similar receipt. A copy of any notice given to Landlord shall be forwarded to Cole, Schotz, Meisel, Forman & Leonard, P.A., 25 Main Street, P.O. Box 800, Hackensack, New Jersey 07602, Attention: Stanley Stern, Esq. and to McCarter & English, 4 Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102, Attention: Martin Dowd, Esq., and a copy of any notice given to Tenant shall be forwarded to Orloff, Lowenbach, Stifelman & Siegel, P.A., 101 Eisenhower Parkway, Roseland, New Jersey 07068, Attention: Stanley Schwartz, Esq.

         35.      Covenants, Effect of Waiver.

                  (a) Every term, condition, agreement or provision set forth in this lease shall be deemed also to constitute a covenant.

                  (b) The waiver of any term, provision, covenant or condition by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same or any other term, provision, covenant or condition, and the consent or approval by Landlord to or of any act by Tenant, whether or not requiring Landlord's consent or approval, shall not be construed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. The failure of Landlord or Tenant to insist in any one or more instances upon the strict performance of any term, condition, provision, covenant or agreement or to exercise any option or any right hereunder, shall not be construed as a waiver or relinquishment of the same for the future. The receipt by Landlord of any Rental payment or the acceptance by Landlord or Tenant of the performance of anything required to be performed by this lease, with knowledge of a breach of any term, condition, provision or covenant of this lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt and/or acceptance by Landlord of a lesser sum than the agreed upon Rental shall operate or be deemed or construed to be other than on account of the earliest Rental then unpaid, nor shall any endorsement or statement on any check or any letter or writing accompanying any check nor the acceptance of any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to its right to recover the balance of any Rental or to pursue any other remedy to which it may be entitled.

         36. Holding Over. Any holding over or continued occupancy by Tenant after the expiration of the Term of this lease shall not operate to extend or renew this lease or to imply or create a new lease, except, however, that Tenant shall have a rolling option to hold over for periods of one (1) month each, not to exceed six (6) months in the aggregate, upon all the terms, covenants and conditions of this lease, except that Tenant shall pay Landlord monthly Rental at the monthly Rental payable during the last month of the Term of this lease provided, however, that if said last month of the Term of this lease was subject to a rent concession then the preceding month's rent shall be used, provided that: Tenant shall exercise its right to hold over by notice(s) delivered to Landlord not less than twelve (12) months prior to the Termination Date, as may be extended herein; and Tenant shall not have received any notice of default which remains uncured at the time it exercises its right and/or as of the Termination Date. If Tenant shall hold over beyond the period provided for herein or continue in occupancy without having exercised its right to hold over in accordance with the provisions of this Paragraph 36, Landlord shall have the right to immediately terminate Tenant's occupancy or to treat Tenant's occupancy as a month-to-month tenancy, in which event Tenant shall continue to perform all obligations, including the payment of Fixed Rent at a rate equal to the lesser of: two hundred (200%) percent of the Fixed Rent as shall be in effect immediately prior to the termination of the Term hereof; or the maximum rental otherwise permitted by applicable law. In no event however, shall Tenant be relieved of any liability to Landlord for damages resulting from such holding over.

         37. References. Wherever herein the singular or plural number is used, the same shall include the other, and the use of masculine, feminine or neuter genders shall include or shall be deemed to mean such other genders as the sense and circumstances dictate. The paragraph headings, index and captions used herein are for reference and convenience only. The words "reenter" and "reentry" as used herein are not restricted to their technical legal meaning.

         38. Entire Agreement. This lease contains the entire agreement between the parties. No oral statement or prior written matter shall have any force or effect nor shall the waiver of any provision of this lease be effective unless in writing, signed by the waiving party. Tenant agrees that it is not relying on any representations or agreements other than those contained in this lease. This lease shall not be modified except by a writing executed by both parties. The covenants, provisions, terms, conditions and agreements contained in this lease shall bind Landlord and Tenant and their respective successors and assigns and shall inure to the benefit of Landlord and Tenant, the successors and assigns of Landlord, and the successors and assigns of Tenant who shall have succeeded or shall have obtained an assignment of lease in accordance with the provisions of this lease.

         39. Attornment. At the option of Landlord, a purchaser of the Premises or the holder of any Permitted Mortgage or ground lease affecting the Premises, Tenant agrees that neither the cancellation nor the termination of any ground or other underlying lease to which this lease is now or hereafter may become subject or subordinate, nor the sale of the Premises, nor the foreclosure of any mortgage affecting the Premises, nor the institution of any suit, action, summary or other proceeding by Landlord or any Permitted Mortgagee, by operation of law or otherwise, shall result in the cancellation or termination of this lease or the obligations of Tenant hereunder, and Tenant covenants and agrees in such event and upon request of Landlord or any such holder of a Permitted Mortgage or ground lease (as the case may be) to attorn to Landlord or to the holder or such Permitted Mortgage or ground or underlying lease or to the purchaser of the Premises whether by foreclosure or otherwise.

         40.      Security.

                  (a) Tenant, on the Commencement Date, shall deposit with Landlord, the Security. If Tenant defaults with respect to any of the terms, covenants, provisions or conditions of this lease, including, but not limited to, the payment of Rental, then in addition to any other remedies to which

Landlord may be entitled by virtue of the provisions of this lease, or pursuant to law or equity, Landlord shall have the right to use, apply or retain the whole or any part of the Security to the extent required for the payment of any Rental, or any other sum as to which Tenant is in default or any sum which Landlord may expend or may be required to expend by reason of Tenant's default, including, but not limited to, damages or deficiencies resulting from the reletting of the Premises, whether such damages or deficiencies accrued before or after summary proceedings or other reentry by Landlord.

                  (b) If the entire Security or any portion thereof is appropriated or applied by Landlord for the payment of Rental or any other sums due and payable to Landlord by Tenant hereunder, other than as provided for herein, or for the payment or reimbursement of any cost or expense incurred by Landlord as a result of any default or failure of performance by Tenant hereunder, then Tenant, upon the demand of Landlord, forthwith shall remit to Landlord a sufficient Letter of Credit and/or sufficient good funds to restore the Security to the sum required to be deposited hereunder, the delivery of such Letter of Credit and/or good funds hereby deemed to be Additional Rental, and Tenant's failure to do so within thirty (30) days after the forwarding of such demand shall constitute a breach of this lease.

                  (c) Landlord shall maintain any cash portion of the Security in an interest bearing account in one or more federally insured banking institutions as Landlord may determine, from time to time, to insure that the amount of the Security does not exceed the limits of any insurance covering bank deposits. Tenant shall be entitled to all interest earned on the aforesaid deposit of Security or the proceeds thereof, which interest shall be payable annually to Tenant. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security except as permitted pursuant to the provisions of Paragraph 15 hereof, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                  (d) It is expressly understood and agreed that the exercise of any remedy by Landlord for any default on the part of Tenant shall not be deemed such a termination of this lease as to entitle Tenant to the recovery of the Security, and said Security shall be retained and remain in the possession of Landlord as hereinbefore stated.

                  (e) In the event of a sale, leasing or assignment of Landlord's interest in this lease by Landlord, Landlord shall be obligated to transfer the Security or the remaining balance thereof, to the purchaser, lessee or assignee, shall furnish Tenant with notice thereof and thereupon shall be released by Tenant from all liability for the application of the Security, and Tenant agrees to look solely to the transferee for the application of the Security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security to a new transferee.

                  (f) If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, including the delivery of the Premises to Landlord in accordance with the provisions hereof and compliance with all Environmental Laws with which it is obligated to comply, then such portion of the Security not required by Landlord to cure any Tenant defaults shall be returned to Tenant within a reasonable time, not to exceed thirty (30) days following the expiration or sooner termination of the Term hereof.

                  (g) To the extent that the Security shall be in form of a Letter of Credit, each Letter of Credit to be deposited hereunder shall be a clean, irrevocable Letter of Credit, shall be the amount required hereunder, shall be issued by a bank located in New Jersey and shall be in form and substance, satisfactory to Landlord, and shall provide, inter alia, the following:

                           (i)      It shall be renewed in the agreed upon
amount, not less than thirty (30) days prior to its expiration, failing which, Landlord may draw upon the Letter of Credit and place the cash in an interest-bearing account or accounts as set forth in subparagraph 40(c) above;

                           (ii)     Landlord shall have the right to draw upon
all or any part(s) of the Letter of Credit, immediately upon delivering a certification to the issuing bank setting forth that it is entitled to draw upon the Letter of Credit pursuant to the provisions of this lease and setting forth the amount of the money sought to be received, which Letter of Credit may be drawn upon, to the extent necessary, to satisfy said request in full;

                  (h) Landlord shall retain the proceeds of the Letter of Credit received pursuant to subparagraph 40(h)(iii) in accordance with the provisions hereof and shall return such proceeds to Tenant upon receipt of a new Letter of Credit in compliance herewith.

                  (i) Notwithstanding anything contained in this lease to the contrary, and provided Tenant is not in default of the terms or provisions of this lease beyond any applicable notice or grace period, Landlord agrees that Tenant shall be entitled to occupy the Premises free of any obligation to pay the Monthly Fixed Rent for that period of time at the end of the Term as the same may have been extended, proportionate to the Security Deposit then required to be deposited with Landlord pursuant to this Paragraph 40 and any additional security deposited pursuant to subparagraph 15(f)(iv), provided that Tenant shall post with Landlord's attorney, as the escrow agent, pursuant to an escrow agreement agreed upon by Landlord, Tenant and the escrow agent, on or before the time such Monthly Fixed Rent would otherwise be due, an amount equal to the Monthly Fixed Rent as replacement security for the faithful performance of the terms and conditions of this lease by Tenant, which replacement security shall be held in escrow by said attorney to insure compliance by Landlord and Tenant with the provisions of this lease. For example, in the event there has been an assignment of this lease pursuant to subparagraph 15(f)(iv), and the assignee has provided Landlord with additional security which when added to the Security required in this Paragraph 40 shall equal two (2) years' Annual Fixed Rent, Tenant shall not be obligated to pay the Monthly Fixed Rent for the last two (2) years of the Term of this lease, as the same may have been extended, provided Tenant deposits with Landlord's attorney as same becomes due and payable, a sum equal to the Monthly Fixed Rent for each month during such two (2) year period. In the event the Security held by Landlord pursuant to the provisions of this Paragraph 40 and any additional security deposited pursuant to subparagraph 15(f)(iv) is in the form of a Letter of Credit, Landlord agrees to deliver same in escrow to Landlord's attorney at such time as such Security and additional security shall equal the Monthly Fixed Rent required to be paid by Tenant to Landlord for the balance of the Term of this lease, and Tenant shall thereafter continue to pay Landlord the Monthly Fixed Rent required to be paid by Tenant as and when such Monthly Fixed Rent becomes due and payable to Landlord. The aforesaid escrow agreement shall provide, inter alia, for the release of the replacement security by the escrow agent (whether in cash, or by drawing upon the Letter of Credit and delivering the proceeds therefrom) to Landlord upon the same terms and conditions as the Security would otherwise be permitted to be used, applied or retained by Landlord in accordance with this Paragraph 40.

                  (j) To the extent the Security or any portion thereof shall be in the form of cash, and Tenant desires, any time during the Term hereof, to provide a Letter of Credit in substitution for such cash, Tenant agrees to provide Landlord with at least (30) days' prior notice of such proposed substitution, and Landlord, upon receipt of said Letter of Credit shall return said cash to Tenant.

         41.      Option to Purchase.

                  (a) Provided Tenant shall not have received any notice of default under the terms or provisions of this lease, which shall not have been cured as permitted hereunder, at the time it shall exercise its option to purchase or at any time thereafter, Tenant shall have the option to purchase the Premises after the expiration of the fifth (5th) Lease Year, or at such earlier time concurrent with the exercise of the option to purchase by Tenant pursuant to Lease I, subject to the terms, conditions and provisions set forth in this Paragraph 41.

                  (b) It is acknowledged that Tenant has the right to lease Additional Lands pursuant to Paragraph 49 hereof and to cause the construction of the Additional Building pursuant to Paragraph 50 hereof. If Tenant shall lease the Additional Lands, then the option to purchase pursuant to this Paragraph 41 shall apply to the Premises, together with the Additional Lands and the Additional Building, if constructed on the Lands. If Tenant shall fail to lease the Additional Lands, then Tenant's option to purchase the Premises shall not include the Additional Lands.

                  (c) Tenant shall notify the Landlord of its election to purchase the Premises not less than nine (9) months prior to the anticipated Closing Date.

                  (d) The initial Purchase Price for the Premises (excluding the Additional Lands) through the expiration of the fifth Lease Year shall be an amount equal to the aggregate Annual Fixed Rent of the Premises, divided by nine hundred seventy-five ten thousandths (.0975), plus an amount equal to the brokerage commission which shall be due and payable in connection with the purchase and sale ("Base Purchase Price"). For the purposes of determining the Purchase Price pursuant to this subparagraph (d), the aggregate Annual Fixed Rent shall be reduced by $.15 per square foot of the Building.

                  (e) If the purchase shall include the Additional Lands in its present as-is condition, the Base Purchase Price shall be increased at the rate of One Hundred Twelve Thousand Six Hundred ($112,600.00) Dollars per acre of Additional Lands, plus an amount equal to the brokerage commission which shall be due and payable in connection with the purchase and sale of such Additional Lands.

                  (f) If the Additional Lands shall have been improved as a parking facility in accordance with the provisions of Paragraph 49 hereof, then in addition to the increase in the Base Purchase Price pursuant to subparagraph
(e) above, the Base Purchase Price shall be increased by an amount equal to the Annual Fixed Rent to be paid for the improved Additional Lands, pursuant to the provisions of subparagraph 49(k) hereof, whether or not Tenant shall have exercised its option to lease and/or use the improved Additional Lands, divided by nine hundred seventy-five ten thousandths (.0975), plus an amount equal to the brokerage commission which shall be due and payable in connection with the purchase and sale of such Additional Lands. For the purposes of this subparagraph 41(f), in determining the Annual Fixed Rent to be paid for the improved Additional Lands, there shall be excluded therefrom, the amount of One Hundred Four Thousand ($104,000.00) Dollars on account of the Additional Lands Fixed Rent.

                  (g) Commencing in the sixth Lease Year, the Purchase Price shall be increased during any Lease Year in which closing of title shall occur over the Base Purchase Price, by a percentage equal to the percentage increase in the Index (as hereinafter defined) between the Index for the tenth (10th) month of the fifth (5th) Lease Year and the published Index for the second month prior to the month in which the closing shall occur, provided, however, that in no event shall the Purchase Price be less than the Base Purchase Price.

                  (h) If Landlord shall have constructed an Additional Building on the Lands pursuant to the provisions of Paragraph 50 hereof, then the Purchase Price shall be increased by an amount equal to the lesser of (a) eighty-five and 00/00 ($85.00) Dollars multiplied by the gross square footage of the Additional Building, determined by outside measurements, plus the demolition costs referred to in Paragraph 50, increased but not decreased by a percentage equal to the percentage of increase determined by the lesser of: (i) the percentage of increase in the Index, as hereinafter defined in subparagraph 41(i), between the date hereof and the Index for the second month prior to the month in which the closing shall occur; or (ii) the percentage of increase in the McGraw Hill's Engineering Record Cost of Construction Index for the New York/New Jersey area ("Construction Index") or comparable Construction Index if said Construction Index is no longer published, between the date hereof and the Construction Index for the second month prior to the month in which the closing shall occur; or (b) the cost of constructing the Additional Building, if Tenant shall elect to have the bid process employed as in Paragraph 50 provided.

                  (i) The term Index shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, All-Cities, All Items revised 1982-1984 equal 100, published by the Bureau of Labor Statistics, U.S. Department of Labor (herein referred to as the "Index"). If the Index (or a successor or substitute index) becomes unavailable, a reliable governmental or other nonpartisan publication evaluating the information theretofore used in determining the Index shall be used in lieu of such Index.

                  (j) The closing of title to Tenant pursuant hereto shall take place on the Closing Date specified at 10:00 a.m. at the offices of Landlord's attorneys or at such other time, date and place as the parties mutually may agree upon, or at such other place as Tenant's lender reasonably may designate.

                  (k) At the closing, Tenant shall pay over the Purchase Price in full and Landlord shall convey title in accordance with the following provisions:

                           (i)     Landlord, at its sole cost and expense, shall
proceed and exert reasonable efforts to cause the Premises, and thereafter Additional Lands and Additional Building, if applicable, to be resubdivided, if necessary, so as to constitute a separate lot and closing of title shall be subject to Landlord obtaining final, unappealable approval of such subdivision, if applicable. If Landlord shall not be able to obtain resubdivision and if Tenant shall have exercised its option to purchase hereunder, then Landlord, at its sole cost and expense, shall cause a ground lease, condominium or other mutually acceptable method to be employed so as to enable Tenant to obtain substantially the same interest in the Building, Additional Lands and Additional Building, if applicable, in accordance with the provisions hereof.

                           (ii)  Said Premises, Additional Lands and
Additional Building, if applicable, shall be sold and conveyed subject to zoning regulations, ordinances, taxes, assessments, all easements, restrictions and rights of way presently existing, such additional easements, restrictions and rights of way as shall be permitted hereunder and such other liens or encumbrances as Tenant may have placed, permitted, agreed or consented to be placed against the Premises and/or Additional Lands and Additional Building, if applicable;

                           (iii) Landlord shall deliver a deed, affidavit of
title and FIRPTA  affidavit  in usual  form.  The deed shall be bargain and sale with covenants against Grantors' acts and shall be duly executed and acknowledged so as to convey to Tenant fee simple title to the Premises in accordance with the provisions hereof;

                           (iv) Landlord shall have the right to utilize the
proceeds of sale to discharge or secure the release of any lien encumbering the Premises and/or Additional Lands and Additional Building, if applicable, and to which the title is not to be subject;

                           (v)      The Premises and Additional Lands and
Additional Building, if applicable, shall be sold "as-is" and the delivery and acceptance of the deed of conveyance at the time of closing of title shall be deemed to constitute full compliance by Landlord of all of the terms, covenants and conditions on its part to be performed in connection with the sale hereunder;

                           (vi) If the Premises and/or Additional Lands and
Additional Building, if applicable, shall be subject to any liens, including transfer, inheritance, estate, franchise, license or other similar taxes, which Landlord is obligated to satisfy, the amount of which has not been finally fixed, the same shall not be deemed an objection to title, provided that the title company at the time of closing of title, will issue or bind itself to issue its policy which will insure Tenant against collection of said liens and taxes from said Premises and/or Additional Lands and Additional Building, if applicable;

                           (vii) The Rental payments to be made hereunder,
including Rental on account of the Additional Lands and Additional Building, and all other usual adjustments shall be adjusted as of the Closing Date, it being agreed that Tenant shall not be entitled to a credit against the Purchase Price on account of any payments of Rental, except as it relates to a period subsequent to closing, or on account or any payments for Taxes and/or insurance premiums;

                           (viii)  Tenant, subject to and in accordance with
Paragraph 47 of this lease, shall comply with ISRA. Following closing, the provisions of Paragraph 47 of this lease shall remain in full force and effect, including any environmental claim relating to the Premises and Additional Lands and Additional Building, if applicable;

                           (ix) In the event that the Closing Date
established pursuant hereto shall fall on a Saturday, Sunday or legal holiday, then it is agreed that the Closing Date shall be the first business day thereafter;

                           (x)      In the event that Tenant shall fail to close
title in accordance with the provisions hereof following its exercise of its option to purchase, then and in such event, said right shall cease and terminate immediately and be of no further force and effect;

                           (xi) Tenant shall have the right to assume or
take subject to any mortgage then encumbering the Premises, subject only to and in accordance with, the applicable provisions, if any, of the mortgage, provided that the outstanding principal balance of the mortgage shall not exceed the then Purchase Price, and provided further that Landlord, its constituent members and all guarantors shall be relieved and released from all obligations thereunder. Tenant shall pay any and all assumption fees and charges or any and all prepayment penalties, fees and charges, if any, if Tenant does not take subject to or assume the mortgage, provided, however, that said prepayment penalties, or prepayment fees and charges that Tenant shall be obliged to pay shall not exceed those set forth on Exhibit H, and any such excess shall be a credit against the Purchase Price, or, in the alternative, at Tenant's election, paid by Landlord; and

                           (xii) The Ground Lessor shall execute this lease
to indicate its consent to and agreement to be bound by the provisions of this Paragraph 41.

         42.      Real Estate Broker.

                  (a) Landlord and Tenant each represent to the other that it has not dealt with any real estate broker in connection with this lease, including the option by Tenant to purchase the Premises as set forth in Paragraph 41, other than Broker to whom a commission shall be paid by Landlord pursuant to a separate agreement with Broker which incorporates any commission payable to Broker by Landlord with respect to Tenant's exercise of the option to purchase as set forth in Paragraph 41. Each party agrees that if any claims should be made for commissions by any other broker by reason of any acts or conduct of such party or its representatives, such party will indemnify and save harmless the other party from any and all claims, demands, losses, liabilities, judgments, costs, expenses, attorneys' fees or other damages resulting from, arising out of, or in connection with any such claim, relating to this lease or the transaction contemplated hereunder. Such indemnification shall include, but shall not be limited to, all commission claims, as well as all reasonable costs, expenses, legal fees and expert fees incurred in defending any claim of any third party and in enforcing the provisions of this Paragraph 42. If by settlement or otherwise, any monies or other consideration is awarded to or turned over to any third party as a result of such commission claim, the indemnifying party shall be solely responsible therefor.

                  (b) In the event of a transfer of the Premises to a third party, whether by sale, foreclosure or deed in lieu of foreclosure, or otherwise, and such third party fails to make any commission payment to Broker within five (5) days following receipt of notice of non-payment, pursuant to the commission agreement entered into between Broker and Landlord, Tenant, upon notice from Broker (with a copy to the new owner) of the new owner's failure to make such payment and setting forth the amount of annual commission then due and payable to Broker, hereby is authorized and directed by Landlord to make monthly payments of Fixed Rent directly to Broker (at the address set forth in the notice), until the commission then due and payable shall have been paid. Landlord and Tenant agree that the payment of the brokerage commission by Tenant to Broker pursuant to this subparagraph (b) shall be in lieu of Fixed Rent payments required pursuant to this lease and Tenant shall not be in default pursuant to this lease by virtue of said payment to Broker.

         43. Future Easements. Tenant understands that the Premises are part of a larger tract of land presently owned by Ground Lessor and developed or hereafter to be developed by Landlord, known as Port Carteret, (herein referred to as the "Industrial Park"). In connection therewith, Tenant hereby consents to the granting by Landlord of easements (at any time) over the Premises to various utility companies and municipalities, provided that said easements (except with respect to those exclusively serving the Building and/or Additional Building) shall lie in the set back areas (i.e., those areas provided by the current zoning ordinance in which structures are precluded) within the Premises and shall be relocatable at no expense to Tenant should Tenant seek to improve said area and be impeded as a result of such easement. Tenant consents to the continuation or extension of Port Carteret Drive as a public road. In addition, Landlord reserves to itself, Ground Lessor and their licensees, invitees, contractors and employees, the right of ingress and egress over a twenty-five
(25) foot area on a portion of the Additional Lands adjacent to the existing pier, as shown on Exhibit C hereof, for the purposes of use, maintenance, repair, replacement, rebuilding, demolition and otherwise dealing with the pier. Tenant consents to any future dedication of any of the roadways or driveways abutting the Premises as public roadways.

         44. Adjacent Excavation and Shoring. In the event that any excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, whether or not same shall be on lands owned or controlled by Landlord, then and in any of such events, Tenant agrees to permit the person(s) causing or authorized to cause such excavation, the right to enter upon the Premises for the purposes of doing such work as shall be necessary to preserve and/or protect all or any portion of the Building and all persons in and around the Building from injury or damage and/or to support the Building. Landlord agrees to use its best efforts to cause the least reasonably possible interference with Tenant's use of the Premises, and shall employ labor on weekends or on an overtime basis to avoid or reduce any unreasonable interference. Except as provided in Paragraph 50, Tenant hereby waives any and all rights to make any claim for damages, indemnity, cost and/or other expense against Landlord, or to make any claim for a diminution or abatement of Rental.

         45. Validity of Lease. The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, the same shall be deemed to be severable and shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

         46. Representations. Tenant represents that it is a corporation in good standing of the State of New Jersey, that there are no judgments or suits pending against it other than in the ordinary course of business, that it is not delinquent in the payment of taxes, that the persons executing this lease on behalf of Tenant are empowered and authorized to enter into this lease for and on behalf of Tenant. Each party agrees to deliver to the other simultaneously with the execution hereof, a certified copy of a resolution of its Board of Directors or certification authorizing the execution of this lease.

         47.      Environmental Provisions.

                  (a) For purposes of this lease, the following additional definitions shall apply:

                           (i)      "Hazardous Substances" shall include any
pollutants, petroleum products, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as regulated under, defined, listed or included in or pursuant to the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq., and all rules, regulations, orders, directives and opinions promulgated thereunder ("ISRA"); the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. and all rules, regulations, orders directives, and opinions promulgated thereunder ("Spill Act"); the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.; the Comprehensive Environmental
Response Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., and all rules, regulations, orders, directives and opinions promulgated thereunder ("CERCLA"); or any other Federal, State or Local environmental law or ordinance and all rules, regulations, orders, directives and opinions promulgated under the foregoing (collectively "Environmental Laws").

                           (ii)    "Release" means releasing, spilling, leaking,
pumping,  pouring,  emitting,  emptying,   discharging,   injecting,   escaping,
leaching, disposing or dumping.

                           (iii) "Notice" means any summons, citation,
directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the New Jersey Department of Environmental Protection ("DEP"), the United States Environmental Protection Agency ("EPA"), any other Federal, State or Local agency or authority or any other entity or any individual, concerning any act or omission resulting in or which may result in the Release of Hazardous Substances into the waters or onto the lands of the State of New Jersey or into waters outside the jurisdiction of the State of New Jersey or into the "environment" as such term is defined in CERCLA. "Notice" shall include the imposition of any liens on any real or personal property or revenues of Tenant including, but not limited to, Tenant's interest in the Premises, or any of Tenant's property located thereon, pursuant to or resulting from the violation of, any Environmental Law, or any other governmental actions, orders or permits, or any knowledge after due inquiry and investigation of any facts which could give rise to any of the above.

                  (b) To the extent that Tenant may be permitted pursuant to this lease or by applicable law to use the Premises for the generating, manufacturing, refining, transporting, treating, storing, handling, disposing, transferring or processing of Hazardous Substances on site, above ground or below ground (all herein referred to as the "Presence of Hazardous Substances"), Tenant shall ensure that said use shall be conducted at all times strictly in accordance with applicable Environmental Law. Tenant shall not cause nor permit as a result of any intentional or unintentional act or omission, a Release of Hazardous Substances. If any intentional or unintentional act or omission results in any actual or alleged Release of Hazardous Substances, Tenant promptly shall conduct necessary sampling and cleanup and remediate such Release in accordance with applicable Environmental Laws.

                  (c) Simultaneously herewith, within twenty (20) days after written request by Landlord, and on each anniversary of the Commencement Date hereof, Tenant shall deliver to Landlord a duly executed and acknowledged affidavit of Tenant's chief executive officer certifying:

                           (i)      The proper SIC number relating to Tenant's
then current business and use(s) of the Premises; and

                           (ii)     That, except in the ordinary course of its
business, Tenant's then current use(s) of the Premises does not involve the "Presence of Hazardous Substances"; or

                           (iii)  That, except in the ordinary course of its
business, Tenant's then current use(s) of the Premises does involve the Presence of Hazardous Substances. If Tenant's use in other than the ordinary course of its business does involve the Presence of Hazardous Substances, said affidavit shall describe in reasonable detail that portion of Tenant's operations which involve the Presence of Hazardous Substances. Said description, inter alia, shall identify each Hazardous Substance and describe the manner in which it is generated, handled, manufactured, refined, transported, treated, disposed of, and/or stored. Tenant shall supply Landlord with such additional information relating to said Presence of Hazardous Substances as Landlord reasonably may request; and

                           (iv)     If not in the ordinary course of business, a
detailed statement of all processes, functions, procedures and other methods of operation used at the Premises and a description of all materials stored at the

Premises except those materials stored and distributed in the ordinary course of Tenant's business.

                  (d) Landlord represents that presently there are no underground petroleum storage tanks at the Premises, either for the storage of heating oil or motor fuel. Neither party shall have the right to install any tank(s) and/or under the Premises without the prior written consent of the other, except that Tenant shall have the right to install above-ground tanks on the Premises subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (e) Tenant acknowledges that the Premises is part of a larger parcel that is the subject of an Administrative Consent Order dated January 22, 1988 (and amended on April 24, 1992 and January 28, 1993) (the "ACO") by and between Amax, Inc. ("Amax") and the DEP; that Amax has conducted and will continue to conduct investigation and cleanup pursuant to the ACO with respect to Hazardous Substances that were released at the Premises prior to the term of the Lease ("Prior Releases"); that the DEP has approved a Remedial Action Plan ("RAP") pursuant to the ACO under which Amax is proceeding to, among other things, (i) conduct a surficial site cleanup and building decontamination and demolition, (ii) construct a cap over the property, including the Land, and to redevelop the property with buildings and other impermeable surfaces, and (iii) conduct groundwater monitoring (collectively, the "Remedial Actions"); that Amax may be required to employ and install Engineering Controls and/or Institutional Controls (as such terms are defined under N.J.S.A. 58:10B-1 at the Premises in connection with the implementation of the Remedial Actions; and that Amax has recorded a Declaration of Environmental Restriction (a copy of which is attached hereto as Exhibit "G" hereof) ("DER") and may be required to amend the DER or record a new DER or a restatement thereof restricting the future use of the property, including the Premises, or any portion thereof (including the Additional Lands) to non-residential purposes or placing of record the existence of Hazardous Substances in the surface or subsurface soil or groundwater on, at, under or emanating from the property, including the Premises, or the existence of an Institutional Control, Engineering Control or other non-permanent remedy, or in order to establish any Classification Exception Area with respect to the groundwater emanating from the property, with respect to the Prior Releases. In the event that, after the date hereof Landlord intends to employ or install any Engineering Controls or Institutional Controls at the Premises which will adversely affect Tenant's operations of a cold storage warehouse at the Premises or Tenant's access to the Premises to conduct such operations, Landlord shall be required to obtain Tenant's prior consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall use and/or permit the use of the Premises solely for non-residential purposes. Tenant shall not make any exterior alterations, additions or improvements, nor engage in any construction or excavation activities on the Premises, that are inconsistent with any Remedial Action implemented at the Premises by Ground Lessor and/or Landlord pursuant to the ACO, including any Engineering Controls or Institutional Controls imposed on the Premises, unless Tenant complies with all requirements of the DEP for additional Remedial Actions, including cleanup of soils and groundwater, in connection with such use or construction or excavation activity and pays all incremental costs associated with such additional Remedial Action; provided, however, that Ground Lessor and/or Landlord shall be responsible for compliance with the requirements of DEP (including cleanup of soils and groundwater) in connection with any construction or excavation activity related to the construction of the parking facilities as provided in Paragraph 49 and/or the Additional Building as provided in Paragraph 50 in the event that such options are exercised within six (6) years of the Commencement

Date. Except as otherwise provided herein, Ground Lessor and Landlord, and their respective successors and assigns, shall indemnify and hold Tenant harmless from and against all obligations, liabilities, damages, costs, fines, penalties, losses and expenses under, in connection with, arising from or relating to Landlord's failure to comply with ISRA as set forth herein, or as a result of claims arising out of or related to the Prior Releases or other pre-existing Hazardous Substance condition or off-site subsurface or surface migration on the Premises including, without limitation, any attorneys' fees, expert fees or other costs of defense incurred in response thereto. In connection with any claim made by Tenant against Landlord or Ground Lessor hereunder, Tenant agrees to credit Landlord and/or Ground Lessor with the amount of all insurance proceeds received by Tenant in connection with such claim caused by or due to damage caused by off-site Hazardous Substances not caused by Landlord or the Ground Lessor which migrate either on or beneath the surface onto the Premises. Neither Ground Lessor nor Landlord shall indemnify or hold Tenant harmless from any damages or claims to the extent such damages or claims arise from Tenant's activities, conduct or actions, including any construction or excavation at, on or under the Premises. In exchange for this indemnity, Tenant hereby agrees that neither Tenant nor its employees, agents, successors, assigns or contractors will engage in any construction or excavation activity on the Premises which may disturb the Building foundations, subsurface soils or any Engineering Controls at the Premises without the prior written consent of Landlord, Ground Lessor or their respective successors or assigns, which consent shall not be unreasonably withheld, conditioned or delayed. Upon the request of Tenant, Landlord shall provide Tenant with copies of any submissions by Ground Lessor or Landlord to, or responses from, DEP in connection with the ACO and Landlord's and/or Ground Lessor's Remedial Actions to the extent relating to the Premises and/or the Additional Lands.

                  (f) Tenant, at its sole cost and expense, promptly shall apply for ISRA approval prior to the occurrence of any event that would trigger ISRA applicability (specifically including Tenant's acquisition of the Property, the termination of the lease or Tenant's cessation of operations at the Premises), and pursue the matter to obtain an approved negative declaration or an approved remedial action work plan completion, it being acknowledged that Tenant's contemplated use presently does not trigger ISRA applicability. In the event that the occurrence is the transfer of title or other action by Landlord, and/or Ground Lessor, other than the sale of the Premises to Tenant, Landlord shall give timely notice to Tenant of said contemplated transfer so as to give Tenant adequate time to meet its obligations hereunder. Notwithstanding the foregoing, subject to Tenant's obligations pursuant to subparagraph (g) below, Landlord shall be responsible for ISRA submissions including the costs thereof, in the event that the actions or conduct of Landlord or any pre-existing Hazardous Substance condition or off-site surface or subsurface migration onto the Premises (other than those initial submissions and those subsequent submissions related to Tenant's operations, required in connection with the sale of the Premises to Tenant): (i) causes the Premises to be subject to ISRA; or (ii) triggers the applicability of ISRA; or (iii) requires any environmental response or remediation; provided however, that Tenant shall cooperate in the preparation of the required submissions pursuant to ISRA. Landlord represents that the Premises presently are included within the ACO entered into by Ground Lessor and DEP and that the use of the Premises as of the date immediately prior to the Commencement Date shall not be subject otherwise to ISRA.

                  (g) Should DEP determine that pursuant to ISRA, a remedial action workplan be prepared and a cleanup be undertaken because of a Release of a Hazardous Substance at the Premises which occurred during the Term of the lease, for which Tenant is responsible pursuant to this Paragraph 47, Tenant, at its sole cost and expense, promptly shall prepare and submit the required plan and financial assurances and promptly shall carry out the approved plan. Should Tenant's operations at the Premises be outside of those industrial operations covered by ISRA, Tenant, at its own cost and expense, shall obtain a Letter of Nonapplicability or de minimis quantity exemption from DEP prior to its purchase of the Premises and/or termination of the Term and Tenant, at Landlord's option, shall have a consultant satisfactory to Landlord prepare an environmental report and/or undertake sampling at the Premises sufficient to determine whether or not Tenant's operations have resulted in a Release of a Hazardous Substance at or around the Premises. Tenant's sampling, at a minimum, shall establish the integrity of any underground storage tanks at the Premises, which may be installed at the Premises pursuant to subparagraph 47(d). Should the sampling reveal any Release of a Hazardous Substance for which Tenant is responsible pursuant to this Paragraph 47, then Tenant, at its sole cost and expense, promptly shall pay the costs of such consultant and sampling and clean up the Premises in accordance with Environmental Laws and DEP, unless such Release of Hazardous Substance was caused by Landlord or Ground Lessor or is the Landlord's or Ground Lessor's obligation to remediate pursuant to the provisions of this Paragraph 47. Should the sampling not reveal any Release of Hazardous Substance that Tenant is responsible for or that requires remediation, then Landlord, at its sole cost and expense, promptly shall pay the costs of such consultant and sampling.

                  (h) Should the submission of a remedial action workplan be required pursuant to ISRA, then notwithstanding the minimum financial security requirements pursuant to ISRA, Tenant, at its sole cost and expense, if Tenant is obligated pursuant to this Paragraph 47 to remediate, shall furnish to DEP financial assurance satisfactory to DEP in form and content to DEP, in the amount of at least 150% of the highest cleanup cost estimate obtained, guaranteeing the performance and completion of Tenant's obligations pursuant to ISRA. The security furnished by Tenant shall be renewed and kept in force by Tenant, at Tenant's sole cost and expense, until such time as Tenant shall have received final approval of the cleanup and a release of the financial assurances from DEP. Notwithstanding the foregoing, Tenant shall not be required to comply with the provisions of this subparagraph if the actions or conduct or responsibilities under this lease of Landlord or Ground Lessor: (i) causes the Premises to be subject to ISRA; and (ii) triggers the applicability of ISRA to the Premises (except for the sale of the Premises to Tenant pursuant to Paragraph 41 to which ISRA applies as a result of Tenant's operations).

                  (i) Tenant hereby assumes and agrees to indemnify and hold harmless Landlord and Ground Lessor from and against all obligations, liabilities, damages, costs, fines, penalties, losses and expenses under, in connection with, arising from or relating to, Tenant's compliance or failure to comply with ISRA as set forth above, including but not limited to, reasonable attorney, consultant and expert fees. Such obligation to comply with ISRA shall be discharged when DEP issues a non-applicability letter, approves a negative declaration or has issued written confirmation that a remedial action workplan has been implemented and completed to the satisfaction of the DEP.

                  (j) In the event Tenant is responsible for compliance with ISRA or to obtain a non-applicability letter as set forth in this Paragraph 47 and Tenant is unable to obtain either (a) a non-applicability letter; (b) an approval of a negative declaration; or (c) an approval of a remedial action workplan, prior to the occurrence of the event triggering applicability of ISRA, then Tenant, at its sole cost and expense, shall do everything necessary in order to obtain agreement with DEP authorizing the occurrence of the event triggering ISRA and obligating Tenant to comply, at its sole cost and expense,


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

with all requirements of ISRA on terms and conditions satisfactory to Landlord and without imposing any restrictions or prohibitions against the Premises. Notwithstanding the foregoing, Tenant shall not be required to comply with the foregoing provisions of this subparagraph if the actions or conduct or responsibilities under this lease of Landlord or Ground Lessor: (i) cause the Premises to be subject to ISRA; and (ii) trigger the applicability of ISRA to the Premises (except for the sale of the Premises to Tenant pursuant to Paragraph 41 to which ISRA applies as a result of Tenant's operations). Upon the request of Landlord, Tenant shall provide Landlord with copies of all submissions by Tenant to or responses from, DEP relating to the Premises and/or the Additional Lands.

                  (k) Without limiting any other provisions of this Paragraph 47, Tenant, at its sole cost and expense, shall observe, comply and fulfill all of the terms and provisions of all applicable Environmental Laws, as the same may be amended from time to time, as they relate to the Premises during the term of this lease or to Tenant's use or occupancy of, or operations at, the Premises, but subject to the provisions of subparagraph (r) hereof.
         Without limiting the generality of the foregoing, Tenant agrees:

                           (i)  That it shall not do or omit to do nor suffer
the commission or omission of any act, the commission or omission of which is prohibited by or which is in violation of any Environmental Law, including without limitation, the Release of Hazardous Substances; and

                           (ii)  Whenever the provision of any Environmental
Law requires the "owner or operator" to do any act, Tenant on behalf of Tenant, Landlord and/or Ground Lessor, as the case may be, subject to the obligations of Landlord pursuant to the provisions of this Paragraph 47, shall do such act at its sole cost and expense, including the making of all submissions and the providing of all information, it being the intention of the parties hereto that Landlord shall be free of all expenses and obligations arising from or in connection with compliance with Environmental Laws, and the Tenant shall fulfill all such obligations and pay all such expenses, except as shall result from the acts or omissions of Landlord and/or Ground Lessor or the breach of their obligations pursuant to the provisions of this Paragraph 47.

                  (l) In the event there shall be filed a lien against the Premises arising out of claim(s) by DEP pursuant to the provisions of the Spill Act or by EPA pursuant to the provisions of CERCLA as a result of a Release of Hazardous Substances which Tenant is obligated to remediate, Tenant shall immediately either: (i) pay the claim and remove the lien from the Premises; or
(ii) furnish a bond, cash receipt or other security satisfactory to Landlord sufficient to discharge the claim out of which the lien arises.

                  (m) Tenant hereby covenants and agrees to indemnify and hold Landlord and Ground Lessor harmless from and against any and all losses of whatever nature, including lost rentals, claims, costs, fines, penalties, losses and expenses, including but not limited to, reasonable attorney, consultant and expert fees that Landlord and/or Ground Lessor may sustain as a result of Tenant's non-compliance or failure to comply in a timely fashion with the provisions of this Paragraph 47 or any Environmental Law applicable pursuant to this lease to Tenant or caused by Tenant's Release of Hazardous Substances at or on or adjacent to the Premises. Landlord and Ground Lessor hereby covenant and agree to indemnify and hold Tenant harmless from and against any and all losses of whatever nature, including claims, costs, fines, penalties, losses and expenses, including but not limited to, reasonable attorney, consultant and expert fees that Tenant may sustain as a result of Landlord's or Ground Lessor's non-compliance or failure to comply in a timely fashion with the provisions of this Paragraph 47 applicable pursuant to this lease to Landlord or Ground Lessor or by Landlord's or Ground Lessor's Release of Hazardous Substances at or on or adjacent to the Premises.

                  (n) (i) Tenant and Landlord promptly shall provide the other party with all documentation and correspondence provided to DEP pursuant to the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq., and all rules, regulations, orders, directives and opinions promulgated thereunder.

                           (ii)     Tenant promptly shall supply Landlord all
reports and notices made by Tenant pursuant to the Hazardous Substance Discharge Reports and Notices Act, N.J.S.A. 13:1K-15, et seq., and all rules, regulations, orders, directives and opinions promulgated thereunder.

                           (iii) Tenant promptly shall provide Landlord with
a copy of all permits obtained pursuant to any Environmental Law.

                  (o) Tenant acknowledges that for Landlord and/or Ground Lessor to comply with the requirements of Environmental Laws, and/or their obligations pursuant to this Paragraph 47, Landlord and/or Ground Lessor from time to time may have to enter the Premises. Landlord, Ground Lessor and/or their agents shall have an irrevocable license and right to enter the Premises for such purposes, as well as for sampling and removing soil, installing and utilizing test wells and/or monitoring wells and such other equipment for the investigation or remediation of groundwater, and undertaking such other Remedial Actions as may be required by DEP pursuant to the ACO or otherwise. All such entry by Landlord, Ground Lessor and/or their agents shall be upon reasonable notice to Tenant and shall be subject to the provisions of Paragraph 14 hereof. Landlord agrees to use reasonable efforts to cause the least reasonably possible interference with Tenant's use of the Premises.

                  (p) Tenant shall cooperate fully in allowing, from time to time, such examinations, tests, inspections and reviews of the Premises as Landlord or Ground Lessor, in their sole and absolute discretion, shall determine to be advisable in order to evaluate any potential environmental problems. Landlord and/or Ground Lessor expressly reserve the right, but without any obligation, to conduct examinations, tests (including but not limited to a geohydrological survey of soil and subsurface conditions), inspections and reviews of the Premises as Landlord and/or Ground Lessor, in their sole and absolute discretion, may determine to be necessary. Landlord agrees to use reasonable efforts to cause the least reasonably possible interference with Tenant's use of the Premises.

                  (q) Landlord, Ground Lessor and Tenant agree to cooperate with each other to provide any information necessary to the other in order to effect compliance with any Environmental Law.

                  (r) Notwithstanding anything to the contrary contained in this lease, Tenant shall not be responsible for performing any investigation or remediation or taking any other action under any Environmental Law in connection with any spill or Release of Hazardous Substances (i) which occurred prior to the Commencement Date of this lease, which originated off the Premises and thereafter migrated on to the Premises, which was caused by Landlord and/or Ground Lessor, or for which Landlord and/or Ground Lessor are obligated to cure pursuant hereto (including any such spill or Release that Ground Lessor is obligated to remediate under the ACO), nor shall Tenant be responsible for performing any investigation or remediation or taking any other action required under any Environmental Law with respect to any subsurface environmental condition, except to the extent Tenant shall have caused such environmental condition.

                  (s) In the event Tenant shall fail to comply in full with this Paragraph, Landlord and/or Ground Lessor, at their option, may perform any and all of Tenant's obligations as aforesaid, and all costs and expenses incurred by Landlord and/or Ground Lessor, in the exercise of their rights shall be deemed a claim against Tenant as Additional Rent payable on demand. In the event that Landlord and/or Ground Lessor shall fail to comply in full with this Paragraph 47, and, as a result thereof:

                           (i)      less than thirty (30%) percent of the square
footage of the Premises shall be rendered unusable for the then use of such portion of the Premises by Tenant, as shall have been finally determined by a court or governmental authority having jurisdiction thereover, Tenant shall notify Landlord, and in the event Landlord shall have failed to commence and prosecute with due diligence the remediation of such environmental conditions within thirty (30) days from the date of Tenant's notice, then (a) commencing as of Tenant's notice and continuing until such environmental condition is remediated, the Rental shall be abated in proportion to the portion of the Premises rendered unusable as aforesaid, and (b) at any time after said thirty
(30) days, Tenant shall have the immediate right to seek damages and to exercise any and all legal rights and remedies excluding the right to claim a constructive and/or actual eviction, cure said default and remediate such environmental condition, or terminate the lease; or

                           (ii)     thirty (30%) percent or more of the square
footage of the Premises shall be rendered unusable for the then use of such portion of the Premises by Tenant, as shall have been finally determined by a court or governmental authority having jurisdiction thereover, Tenant shall notify Landlord, the Rental shall be abated as set forth above, and Landlord shall then have fifteen (15) days from receipt of Tenant's notice to advise Tenant whether the environmental condition can be cured within three (3) months. In the event the environmental condition can be cured within three (3) months, Landlord shall immediately commence and prosecute with due diligence the remediation of such environmental condition. If Landlord fails to commence and cure such environmental condition within such three (3) month period, at any time thereafter, but prior to Landlord's completion of the remediation of such environmental condition, Tenant shall have the right in addition to all other rights (except the right to remediate such environmental condition) to terminate this lease upon notice to Landlord. In the event Landlord advises Tenant the environmental condition cannot be cured within three (3) months or fails to respond to Tenant within said fifteen (15) day period, Tenant shall have the right to terminate this lease upon notice to Landlord, but prior to Landlord's completion of the remediation of such environmental condition.

                  (t) The provisions of this Paragraph 47 shall survive the expiration or earlier termination of this lease (including, without limitation, Tenant's exercise of its purchase option hereunder), regardless of the reason for such termination. Compliance with the provisions of this Paragraph 47 may require Ground Lessor, Landlord or Tenant to expend funds or perform acts after the expiration or termination of this lease. Ground Lessor, Landlord and Tenant each agrees to expend such funds and/or perform such acts and shall not be excused therefrom notwithstanding any expiration or termination of this lease, it being agreed and acknowledged that neither party would have entered into this lease but for the provisions of this Paragraph 47 and the survival thereof.

                  (u) During, at the end of, or after the Term of this lease, each party agrees to execute any or all documents required by the other in connection with compliance with any Environmental Law. If any such document shall be inaccurate, such party shall furnish such information as may be necessary to correct such inaccuracy and thereafter, forthwith execute such document.

                  (v) Landlord and/or Ground Lessor, at their cost and expense, shall install and maintain a storm water management system ("System") in compliance with all applicable Environmental Laws, including future upgrades and testing as required by law.

                  (w) Landlord and/or Ground Lessor shall deliver to Tenant a written maintenance plan for the storm water management system, which plan shall include, but shall not be limited to, the method of capturing sediment, a maintenance schedule, and the disposal of waste generated from maintenance.

                  (x) (i) Landlord and/or Ground Lessor shall have the sole and exclusive right to prepare, propose to the DEP or other governmental entity, negotiate and implement any assessment, investigation, sampling, monitoring or remediation plan or other actions undertaken by Landlord and/or Ground Lessor in accordance with this Paragraph 47, it being agreed that the scope, extent and method of any such sampling, monitoring and remediation are matters to be agreed upon by and between Landlord and/or Ground Lessor and the DEP or other governmental entity exercising jurisdiction over the matter; provided, however, if any assessment, investigation, sampling, monitoring or remediation plan or other actions undertaken by Landlord and/or Ground Lessor at the Premises which will adversely affect Tenant's operations at the Premises or Tenant's access to the Premises to conduct such operations, Landlord shall be required to obtain Tenant's prior consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.

                           (ii)  Tenant shall not interfere with any action
undertaken by Landlord and/or Ground Lessor in accordance with this Paragraph 47, provided however, that Tenant's compliance shall not adversely affect Tenant's rights and benefits under this lease. Without limitation, Tenant shall not interfere with or disturb any structure, installation or equipment and associated infrastructure required as part of any remedial measure installed by Landlord and/or Ground Lessor until such time as the DEP or other applicable governmental entity authorizes in writing the removal or dismantling of such structures, installation, equipment or infrastructure.

                           (iii) Landlord and/or Ground Lessor are and shall
continue to be responsible for compliance with the ACO and Tenant acknowledges that Landlord and/or Ground Lessor has made no representations concerning the length of time or the specific actions that will be necessary or required after the Commencement Date in order to achieve compliance with the ACO. Tenant understands that the remediation of the Premises may continue for an indefinite number of years.

                           (iv) Tenant shall provide Landlord and/or Ground
Lessor with such cooperation (at no expense to Tenant) as Landlord and/or Ground Lessor shall reasonably request in order for Landlord and/or Ground Lessor to achieve compliance with the ACO or to implement any action otherwise undertaken by Landlord and/or Ground Lessor in accordance with this Paragraph 47 (provided however, that Tenant's cooperation shall not adversely affect Tenant's rights and benefits under this lease), including without limitation, providing Landlord and/or Ground Lessor upon written request with copies of any relevant records, drawings, or other information which may be in its possession. Tenant shall at the request of Landlord and/or Ground Lessor execute (in recordable form if required) any documents required to implement any action which Landlord and/or Ground Lessor is entitled to take in accordance with the provisions of this Paragraph 47 (provided however, that Tenant's execution of same shall not adversely affect Tenant's rights and benefits under this lease), including without limitation, permits required for the operation of any remedial system or any notices or corrective deeds concerning the Premises, restrictions on the use of the Premises or the maintenance of structures, or Institutional or
Engineering Controls (as such terms are defined under N.J.S.A. 58:10B-1) required by the DEP in connection with the application to the Premises of cleanup standards for industrial or non-residential properties.

         48.      Renewal Option.

                  (a) Subject to the provisions set forth below, Tenant shall have the option to renew this lease for two (2) additional terms of five (5) years each (the "Renewal Terms"), which Renewal Terms shall commence upon the expiration of the original term of this lease (the "Initial Term"), or upon the expiration of the prior Renewal Term, whichever shall be applicable. All of the terms, covenants and conditions of this lease shall govern the Renewal Terms, except as otherwise specifically set forth hereinafter or if inapplicable thereto.

                  (b) The Fixed Rent during each Renewal Term shall be greater of: (i) Market Rent (as defined in subparagraph (c)); or (ii) the Fixed Rent as of the last day of the Initial Term or the prior Renewal Term, as the case may be.

                  (c) "Market Rent" shall mean the fair market rent for the Premises (inclusive of the Additional Lands and/or Additional Building, if applicable) for such Renewal Term, determined as of the date which shall be eighteen (18) months prior to the expiration of the Initial Term or the prior Renewal Term, as the case may be (the "Determination Date"), for commencement as of the applicable Renewal Term, based upon the rents generally in effect for comparable space, in comparable condition and area, including space in the Industrial Park.

                  (d) Landlord shall notify Tenant ("Landlord's Determination Notice") of Landlord's determination of the Market Rent within thirty (30) days following the Notice Date (defined in subparagraph 48(e)(i). If Tenant disagrees with Landlord's determination, Tenant shall notify Landlord ("Tenant's Notice of Disagreement") within thirty (30) days of receipt of Landlord's Determination Notice ("Tenant's Notice Period"). Time shall be of the essence with respect to Tenant's Notice of Disagreement, and the failure of Tenant to give such notice within the time period set forth above shall be deemed conclusively to be a rejection by Tenant of the Market Rent as determined by Landlord and an election by Tenant of its right to dispute such Market Rent. If Tenant timely gives its Tenant's Notice of Disagreement, or fails to respond, then the Market Rent shall be determined as follows: Landlord and Tenant, within fifteen (15) days of the later of (i) the expiration of Tenant's Notice Period, or (ii) the date on which Tenant's Notice of Disagreement was given (provided said notice be given on or before the expiration of Tenant's Notice Period), each shall appoint an Appraiser for the purpose of determining the Market Rent. An "Appraiser" shall mean a duly qualified real estate appraiser who is a member of the American Institute of Real Estate Appraisers and who has at least ten (10) years'
experience  in  appraising  the rental  value of  properties  comparable  to the
Premises, including the Additional Lands and/or Additional Building, if applicable, with an office located in or around Middlesex County. In the event that the two (2) Appraisers so appointed shall fail to agree as to the Market Rent within a period of thirty (30) days after the appointment of the second Appraiser, such two (2) Appraisers shall each deliver to Landlord their respective Market Rent determination, and shall appoint a third Appraiser within fifteen (15) days thereafter. If such two (2) Appraisers fail to agree upon such third Appraiser, such third Appraiser shall be appointed by the Middlesex County

Assignment Judge of the New Jersey Superior Court within thirty (30) days of the date of the application to the New Jersey Superior Court. The three (3) Appraisers shall proceed with all reasonable dispatch to determine the Market Rent. Within fifteen (15) days following the appointment of the third Appraiser, the three (3) Appraisers shall render their decision of the Market Rent of the Premises, including the Additional Lands and/or Additional Building, if applicable, for the applicable Renewal Term. The decision of such Appraisers shall be final and binding; such decision shall be in writing and a copy shall be delivered simultaneously to Landlord and to Tenant. In the event the three
(3) Appraisers fail to render a decision within such fifteen (15) day period, Landlord and Tenant agree that the Market Rent shall be the average Market Rent as determined by the two (2) Appraisers initially selected by Landlord and Tenant, which average Market Rent determination shall be final and binding upon Landlord and Tenant upon delivery of such average Market Rent determination by either party to the other. Tenant thereafter shall have until the later of (i) twelve (12) months prior to the termination of the then Term, or (ii) fifteen
(15) days after the receipt of the decision of such Appraisers, or (iii) fifteen
(15) days after the establishment of the Market Rent as the average of Landlord and Tenant Appraisers' determination, in which to notify Landlord of its final election to exercise its option to renew. If Tenant shall fail to provide such notice to Landlord, it shall be deemed conclusively to mean that Tenant has elected not to exercise its option to renew. Landlord and Tenant each shall be responsible for and shall pay the fee of the Appraiser appointed by it respectively, and Landlord and Tenant shall share equally the fee of the third Appraiser.


                  (e) Tenant's option to renew, as provided in this Paragraph 48, shall be conditional upon and subject to each of the following:

                           (i)      Tenant shall notify Landlord in writing of
its desire to exercise the option to renew at least eighteen (18) months prior the expiration of the then current Term ("Notice Date");

                           (ii)    At the time Landlord receives Tenant's notice
as provided in (i) above, and at all times thereafter, Tenant shall not have received notice that it is in default under the terms or provisions of this lease which shall not have been cured as permitted by this lease;

                           (iii)   Tenant shall have no further renewal
options other than the options to extend for the two (2) Renewal Terms as set forth in subparagraph (a) above;

                           (iv)    The option to renew as well as the options to
purchase shall be deemed personal to Tenant and may not be assigned, except to an assignee pursuant to an assignment made pursuant to the provisions of this lease; and

                           (v)      Landlord shall have no obligation to do any
work or perform any services for either Renewal Term with respect to the Premises, which Tenant agrees to accept in its then "as is" condition.

         49.      Option to Lease Additional Lands.

                  (a) It is acknowledged that pursuant to the provisions of this Paragraph 49, Tenant shall have the option to lease additional lands, solely for parking and ancillary purposes, consisting of eight and eighty-eight hundredths plus/minus (8.88+/-) acres, which lands are described on Exhibit K, attached hereto and made a part hereof ("Additional Lands").

                  (b) Landlord, Ground Lessor and/or its designees, at any time(s), shall have the right to improve all or any portion of the Additional

Lands as a parking facility or otherwise to "cap" all or any portion of the Additional Lands in connection with the performance of their obligations pursuant to Paragraph 47 hereof and Tenant shall have the right to require that Landlord improve all or any portion of the Additional Lands as a parking facility, subject to the provisions hereof.

                  (c) If Landlord shall notify Tenant of its intention to improve the Additional Lands as a parking facility, or if Tenant shall require that Landlord improve the Additional Lands as a parking facility, subject to the provisions hereof, then and in either event, Landlord shall submit to Tenant the proposed plans and specifications for such work, the reasonably estimated hard and soft costs of such work and an allocation between the hard and soft costs. Tenant shall notify Landlord within thirty (30) days after receipt of such submission if it does not consent to the plans, specifications and/or costs of such work, which consent shall not be unreasonably withheld, and Tenant shall set forth in reasonable detail, the basis for withholding its consent.

                  (d) If Tenant shall not consent to the plans, specifications and/or costs, the parties shall proceed diligently and in good faith to agree on the plans, specifications and/or costs. If the parties shall fail to agree on the plans and specifications within sixty (60) days thereafter, Landlord shall have the right to cause the work to be performed in substantial accordance with the most recent plans and specifications delivered to Tenant and Tenant shall
reserve   its  rights  to   contest   the   reasonableness   of  the  plans  and
specifications.

                  (e) If the parties shall fail to agree on the costs of such work, Tenant shall be free to obtain and submit to Landlord bids for hard costs only from not more than three (3) mutually agreeable independent contractors
(which may not be an Affiliate of Tenant) (herein "Third Party Parking Lot Bids") for the improvement of the Additional Lands in accordance with the agreed upon plans and specifications or with the most recently submitted plans and specifications, as the case may be. Tenant shall submit such Third Party Parking Lot Bid(s), if at all, within sixty (60) days thereafter. Upon receipt of such Bid(s), Landlord shall have the right to elect either to (a) match the lowest Third Party Parking Lot Bid or (b) enter into a contract with the lowest Third Party Parking Lot Bidder for said bid price plus a sum equal to the soft costs and reduce its hard cost price per acre to the hard cost price charged it by said contractor.

                  (f) Provided Tenant shall not have received notice that it is in default under the terms or provisions of this lease, which shall not have been cured as permitted by this lease, Tenant shall have the option to lease the Additional Lands from Landlord and thereafter to use the Additional Lands solely for parking and ancillary purposes. If the Additional Lands are improved as described herein, then Tenant shall have the right to lease the Additional Lands, and either use or not use the Additional Lands as so improved.

                  (g) Tenant shall notify Landlord of its election to lease the Additional Lands ("Notice of Additional Lands") not less than sixty (60) days prior to the commencement of the lease for the Additional Lands, which date shall be set forth in the Notice of Additional Lands ("Additional Lands Commencement Date"). The Additional Lands Commencement Date shall be not later than the fourth (4th) anniversary of the Commencement Date. If the Additional Lands Commencement Date shall not occur prior to the fourth (4th) anniversary of the Commencement Date, Tenant's right to lease or purchase all or any portion of the Additional Lands shall cease and terminate and be of no further force or effect.

                  (h) Commencing on the Commencement Date and continuing until the Additional Lands Commencement Date or until the termination of Tenant's option to lease the Additional Lands or Tenant's waiver of this option, whichever shall be the first to occur, Tenant shall pay all Taxes, as defined in Paragraph 19 hereof, affecting or charged to the Additional Lands, in the manner and to the same extent as is set forth in Paragraph 19 hereof it being acknowledged that the Premises and Additional Lands shall constitute one (1) or more municipal tax lots. Tenant shall not be obligated to pay any Taxes on account of improvements to the Additional Lands until such time as Tenant elects to use such Lands. The failure of Tenant to comply with the provisions of this subparagraph (h) shall be deemed to constitute a default in the same manner and to the same extent as Tenant's failure to pay Taxes affecting the Premises pursuant to Paragraph 19.

                  (i) Upon the Additional Lands Commencement Date, the Additional Lands shall be deemed to be part of the Premises leased to Tenant pursuant to this lease, in the same manner as if the Additional Lands were part of the Premises leased to Tenant as of the Commencement Date, including without limitation, the right of Tenant to purchase the Premises and/or to extend the Term hereunder.

                  (j) The Fixed Rent to be paid for the Additional Lands until Tenant elects to use the Additional Lands as an improved parking facility shall be as follows:

                              Lease Year                        Annual Rent

                                    1-4                         $      0.00
                                    5-7                         $ 52,000.00
                                    8-20                        $104,000.00

                  (k) At such time as the Additional Lands are improved as a parking facility and used by Tenant, but in no event later than the Additional Building Delivery of Possession Date, as defined in Paragraph 50 hereof ("Improved Additional Lands Commencement Date"), the Fixed Rent to be paid for the Additional Lands ("Improved Additional Lands Fixed Rent") shall be determined in the following manner:

          The  acreage  of the  Additional  Lands,  multiplied  by the  cost  of improvements per acre (as determined pursuant to the provisions of this Paragraph 49); multiplied by a rate equal to the twenty (20) year United States Treasury Bill interest rate, as of the Additional Lands Commencement Date, plus four (4%) percentage points; plus an amount equal to the maximum Additional
Lands Fixed Rent (One Hundred Four Thousand ($104,000.00) Dollars) and the Annual Improved Additional Lands Fixed Rent per acre shall be the Improved Additional Lands Fixed Rent divided by the acreage of the Additional Lands. By way of example, if the acreage of the Additional Lands is eight and eighty-eight hundredths (8.88) acres; the cost per acre is One Hundred Thousand ($100,000.00) Dollars; the Treasury Bill interest rate is six and one-half (6.5%) percent; and the Additional Lands Fixed Rent is One Hundred Four Thousand ($104,000.00) Dollars; then the Improved Additional Lands Fixed Rent shall be as follows: 8.88 x 100,000 x (6.5% + 4%) 10.5% = 93,240 + 104,000 = 197,240.00 and the Annual
Improved Additional Lands Fixed Rent per acre shall be $197,240.00 / 8.88 = $22,211.71.

                  (l) It is  acknowledged  that  pursuant to Lease I, Tenant has the right to cause the construction of an additional building contiguous to the initial building leased thereunder ("Lease I Additional Building"). It further is acknowledged that in the construction of the Lease I Additional Building, a portion of the Lands leased hereunder may be required to be utilized ("Transferred Lands"). In such event, Landlord and Tenant agree to modify this lease so as to change the description of the Lands leased hereunder, effective as of the commencement of construction of the Lease I Additional Building, to exclude the Transferred Lands from the Lands leased hereunder.

                  (m) If Tenant shall not have previously exercised its option to lease the Additional Lands pursuant hereto, then concurrently with the aforesaid modification of this lease, Tenant shall be deemed to have exercised its option to lease the Additional Lands hereunder, and if not previously improved as a parking facility, shall be so improved and used to provide an additional parking area for Tenant's use.

                  (n) If this lease shall be modified in accordance with the provisions of subparagraph (l) above, then, the Fixed Rent to be paid by Tenant shall be reduced, based on the acreage of the Transferred Lands so excluded, at the rate of $11,711.71 per acre per year until the termination of this lease. It is acknowledged that the Fixed Rent to be paid by Tenant pursuant to Lease I shall be increased, based on the acreage of the Transferred Lands so added, at the rate of $11,711.71 per acre per year until terminated in accordance with Lease I, it being the intention of the parties that the aggregate amount of the Fixed Rent to be paid to Landlord by Tenant pursuant to Lease I and pursuant hereto, as a result of the exercise of the exclusion of the Transferred Lands from this lease and the inclusion of the Transferred Lands in Lease I shall remain the same. Notwithstanding the foregoing, the Improved Additional Lands Fixed Rent shall remain the same.


         50.      Additional Building.

                  (a) Tenant shall have the right to further develop the Land by the construction of a building on all or a portion of the parking area set forth on Exhibit C, in which event the option to lease the Additional Lands shall be exercised, and if not previously improved as a parking facility, shall be so improved and used to provide an additional parking area for Tenant's use.

                  (b) At such time as Tenant desires to further develop the Land as aforesaid, it shall notify Landlord, it being acknowledged that Tenant contemplates the construction of an additional building of like kind ("Additional Building"), the square footage of which shall not be less than fifty-five thousand (55,000) square feet and shall be attached to the existing Building ("Notice of Additional Building"). Simultaneously therewith, Tenant shall deliver to Landlord its Notice of Additional Lands, if it has not previously delivered such Notice. Following the delivery of the Notice of Additional Building, Landlord and Tenant shall proceed diligently and in good faith to establish an estimated Additional Building Delivery of Possession Date (as hereinafter defined in subparagraph 50(d)) and agree on the size, location, design, plans, specifications, time frame and all other matters relevant to the construction of the Additional Building, excluding the development of the Additional Lands as a parking area ("Additional Building Plans"), together with the plans, specifications and costs of the Additional Lands parking facility, pursuant to Paragraph 49 hereof. If the estimated Additional Building Delivery of Possession Date will occur after the commencement of the sixth (6th) Lease Year, then Tenant shall be required to exercise the first and/or the second Renewal Terms so that the Term of the Lease following such Additional Building Delivery of Possession Date will equal at least fifteen (15) years. In the event Tenant is required to exercise the first and/or the second Renewal Terms, then concurrently with Landlord and Tenant establishing the Additional Building Plans, Landlord and Tenant shall agree upon the Fixed Rent to be paid during the first and/or the second Renewal Terms, as the case may be. To the extent the estimated Additional Building Delivery of Possession Date will occur after the commencement of the sixteenth (16th) Lease Year, Landlord agrees to extend the Term of the second Renewal Term so that the Term of the lease following such Additional Building Delivery of Possession Date will equal fifteen (15) years. The price per square foot of said Additional Building, exclusive of the cost of developing the Additional Lands as a parking area and exclusive of land costs but inclusive of all hard and soft costs in the aggregate shall equal Eighty-Five ($85.00) Dollars per square foot, as such amount may be adjusted by the percentage increase or decrease in the Construction Index as defined in subparagraph 41(e) occurring between the date hereof and the Construction Index for the month in which Tenant delivers to Landlord the Notice of Additional Building, plus the costs to Landlord in the demolition of such portion of the parking area as may be necessary in the construction of the Additional Building. Landlord shall allocate the aggregate cost, determined as provided above, between hard and soft costs, and shall so notify Tenant within thirty (30) days of the date after which the parties shall have agreed on the Additional Building Plans. Should Tenant disagree with the Landlord cost estimate, Tenant shall be free to obtain and submit to Landlord bids for hard costs only from not more than three (3) mutually agreeable independent contractors (which may not be an Affiliate of Tenant) (herein "Third Party bids"). Tenant shall submit such bid(s), if at all, within ninety (90) days of Tenant's receipt of Landlord's cost determination. Upon receipt of the Third Party bid(s) for the Additional Building Plans from Tenant, Landlord shall have the right to elect to either (a) match the lowest Third Party bid, or (b) enter into a contract with the lowest Third Party bidder for said bid price plus a sum equal to the soft costs as hereinabove provided, and reduce its hard cost price per square foot to the hard cost price charged it by said contractor. Upon Tenant's receipt of Landlord's cost estimate, or upon notification of Landlord's election under (a) or (b) above, whichever is later, Tenant shall have the right to rescind its Notice of Additional Building within thirty (30) days thereafter upon notice to Landlord and Tenant's agreement to reimburse Landlord for Landlord's actual costs incurred in preparing the Additional Building Plans and the bid documents which payment shall be made by Tenant to Landlord within thirty (30) days of Landlord's demand therefor, accompanied by documentation in reasonable detail, which payment shall be deemed to constitute Additional Rental hereunder. Any delay or failure by the parties in reaching agreement on the Additional Building Plans shall not affect Tenant's right to lease the Additional Lands pursuant to this lease.

                  (c) If Tenant shall exercise its option to construct the Additional Building at any time after the Sixth Lease Year, then Tenant shall reimburse Landlord and/or Ground Lessor for all environmental compliance costs required by DEP in connection with the soil treatment and removal in connection with such construction.

                  (d) Upon delivery of possession by Landlord of the Additional Building and Additional Lands, as determined pursuant to subparagraphs 3(a), 3(c), 3(g) and 3(m) ("Additional Building Delivery of Possession Date"), the Annual Fixed Rent hereunder shall be increased ("Additional Building Fixed Rent") as of the Additional Building Delivery of Possession Date by the Annual Additional Building Fixed Rent determined in the following manner:

         The square footage of the Additional Building, based upon outside measurements; multiplied by the cost per square foot of the Additional Building determined in subparagraph (b) above (exclusive of the Land); multiplied by a rate equal to the 20-year United States Treasury Bill interest rate, as of the Additional Building Delivery of Possession Date, plus four (4) percentage points; plus an amount equal to the real estate commission to be paid in connection with such leasing;and the annual Additional Building Fixed Rent per square foot shall be the annual Additional Building Fixed Rent divided by the square footage of the Additional Building. By way of example, if the square footage of the Building is fifty-five thousand (55,000) square feet; the cost per square foot is Eighty-Five ($85.00) Dollars; the Treasury Bill interest rate is six and one-half (6.5%) percent; and the real estate commission is $.25 per square feet of Additional Building; then the Additional Building Fixed Rent shall be as follows:

         55,000 x 85 =  4,675,000  x (6.5% + 4%)  10.5% =  490,875  +  (55,000 x
25(cent)) (13,750) = $504,625 and the annual Additional Building Fixed Rent per square foot shall be 504,625 / 55,000 = $9.18. The Additional Building Fixed Rent shall increase at the rate of twenty-five (25(cent)) cents per square foot at the commencement of each fifth anniversary of the Additional Building Delivery of Possession Date, including any Renewal Terms, if applicable.

                  (e) Upon the Additional Building Delivery of Possession Date, the Additional Building and Additional Lands, to the extent applicable, shall be deemed to be part of the Premises leased to Tenant pursuant to this lease, in the same manner as if the Additional Building and Additional Lands were part of the Premises leased to Tenant as of the Commencement Date, including without limitation, the respective obligations of Landlord and Tenant for repair and maintenance hereunder, the Tenant obligations of insurance and the rights of Tenant to purchase the Premises and/or to extend the Term hereunder.

                  (f) If Tenant shall fail to exercise its option to lease the Additional Lands, Tenant shall have no further rights or obligations with respect to the Additional Lands or to the Additional Building and Landlord shall have the right to proceed to subdivide or to modify its subdivision, so as to cause the Premises to constitute one (1) subdivided lot, separate and apart from the Additional Lands and to cause the Premises to constitute a separate municipal tax lot. Until said subdivision occurs the Landlord shall be obligated for all Taxes attributable to said Additional Lands and Paragraph 19 shall be modified accordingly.

         51.      Tenant's Rights.

                  (a) Notwithstanding anything contained in this lease to the contrary, Tenant shall have no rights with respect to any (i) offset resulting from Landlord's defaults or breaches (herein "defaults"), (ii) damage claims resulting from landlord's defaults (except with respect to Paragraph 47), or
(iii) exercise of any self-help remedies (except in the case of an emergency); unless and until Tenant shall have given Landlord and Ground Lessor notice of Landlord's default and Landlord shall have failed to commence curing said default within sixty (60) days from the date of Tenant's notice and/or to have diligently prosecuted said cure until its completion. If Landlord shall not have commenced said cure as aforesaid and shall not have been diligent in its prosecution, then, at any time thereafter, Tenant shall have the following rights; (i) to cure said default and in connection therewith be immediately reimbursed by Landlord for its costs and expenses in so curing said default together with interest at the Lease Interest Rate and/or (ii) to exercise any and all of its legal or equitable remedies, provided, however, Tenant may not offset Rental or terminate this lease or make a claim for Tenant's actual constructive eviction, except as provided in subparagraphs 51(b) and (c) below.

                  (b) Additionally, if Tenant shall have expended any sums in excess of Fifty Thousand and 00/100 ($50,000.00) Dollars in curing the Landlord's defaults and the Landlord shall not have reimbursed Tenant within five (5) business days of Tenant's demand therefor, Tenant shall have the further right to notify both the Landlord and Ground Lessor that thirty (30) days after the date of said notice Tenant intends to deduct from the next current Rental payment or payments due, the sum of said expenditure, together with interest at the Lease Interest Rate, until said total sum has been recovered by way of a rent credit. Ground Lessor will be required and agrees to pay to Landlord all such sums deducted from the rental obligation to the Landlord if and when the same shall become due under this lease. Ground Lessor may notify the Tenant within fifteen (15) days of the effective date of Tenant's notice that Ground Lessor, in its sole discretion, does not intend to pay said deducted sum to the Landlord as and when due, in which event Tenant will continue to pay the full rental payment due Landlord under the lease on a timely basis but shall have all legal remedies available to Tenant against Landlord pursuant to this lease.

                  (c) Should Tenant not have exercised the self-help remedies provided for above, and should Landlord not have commenced the cure and have been diligent in completing said cure, or should Landlord not have under any circumstances (without regard to delays caused by Completion Force Majeure or Unavoidable Delay as in Paragraph 28 defined) completed said cure within twelve
(12) months from the date of Tenant's notice, Tenant, in addition to all of its rights contained herein, shall have the right to cancel this lease at any time prior to Landlord's completing said cure, by a cancellation notice given at any time prior thereto, which cancellation notice shall fix the date upon which Tenant shall vacate the Premises pursuant to said cancellation, and may also at anytime thereafter make claim against Landlord for Tenant's damages as a result thereof. The cure by Landlord subsequent to the date of Tenant's cancellation notice shall not reinstate this lease unless Tenant shall so elect by notice in writing to Landlord. Any notice referred to in this Paragraph 51 to be given to Landlord prior to Tenant having a right to offset Rental, terminate this lease or to seek damages, shall set forth, in reasonable detail, the nature, scope and extent of the applicable breach, occurrence, or action or inaction giving rise thereto.

         52. Waiver of Distraint. Landlord waives all lien, right, interest and claim it might otherwise have in and waives its right of distraint of, the machinery, fixtures and other property of the Tenant, and in any other property of any nature whether on or off the Premises, belonging to the Tenant. The provisions of this Paragraph are intended to apply to the Landlord's common law (if any) and statutory right of distraint because of failure to pay Fixed Rent or Additional Rent.

         53. No Option. The submission of this lease for examination and/or signature does not constitute a reservation of, or option for, the Premises, and Tenant hereunto has affixed its signature with the understanding that this lease shall not become effective or in any way bind either party until such time as the same has been approved and executed by each party and a copy thereof delivered to the other party.

         54.  Memorandum  of  Lease.  Tenant  shall  have the  right to record a
Memorandum of Lease in the Middlesex County Clerk's Office, which Memorandum shall not provide any of the economic agreements of the parties and which Memorandum shall be subject to Landlord's consent, which shall not be unreasonably withheld, provided, however, that prior to such filing, Tenant shall deliver to Landlord's attorneys, in escrow a duly executed Discharge of Memorandum of Lease, which Discharge may be released from escrow and filed of record upon the Termination or expiration of this lease, as the lease may be extended, regardless of the reason or cause of such termination or expiration in accordance with the provisions of the escrow agreement to be entered into among the parties and the escrowee. Notwithstanding the foregoing, in the event of a sale of the Premises to Tenant pursuant hereto, the parties shall enter into a new Memorandum solely for the purpose of maintaining the use restrictions set forth in Paragraph 6 hereof.

         IN WITNESS WHEREOF, the parties hereto have hereunto caused these presents to be signed and sealed by duly authorized persons, the day and year first above written.

                                       PORT CARTERET (Landlord)

                                       By:      V. Paulius & Associates, joint
                                                venturer


                                       By:  /s/  Robert Paulius
                                          Robert Paulius, Vice President

                                       By:      AMAX REALTY DEVELOPMENT INC.


                                       By:  /s/  Anthony Filiaci
                                          Anthony Filiaci, Vice President

                                       DI GIORGIO CORPORATION (Tenant)


                                       By:  /s/  George W. Conklin
                                         George W. Conklin, Vice President

                                       AMAX COPPER, INC. (Ground Lessor)


                                       By:  /s/  Anthony Filiaci
                                          Anthony Filiaci, Vice President

                           Exhibits to Lease Agreement


Exhibit A:        Legal Description of the Property
Exhibit A-1:      Title Matters
Exhibit B:        Plans and Specifications
Exhibit C:        Site Plan
Exhibit D:        Intentionally Omitted
Exhibit E:        Intentionally Omitted
Exhibit F:        Ground Lessor Non-Disturbance,
                  Recognition and Attornment Agreement
Exhibit G:        Declaration of Environmental Restrictions
Exhibit H:        Prepayment Penalty Cap
Exhibit I:        Lender Non-Disturbance, Subordination and Attornment Agreement
Exhibit J:        (Intentionally Omitted)
Exhibit K:        Additional Lands
Exhibit L:        Grocery Products
Exhibit L-1:      Frozen Food Products
Exhibit L-2:      Dairy Products



                         Attachments to Lease Agreement

1.       Memorandum of lease
2.       Discharge of Memorandum of Lease
3.       Escrow Agreement
4.       Di Giorgio Corporation Secretary's Certificate
5.       Certificate of Corporate Resolution of V. Paulius & Associates
6.       Certificate of Assistant Secretary Amax Copper, Inc.
         Certificate of Assistant Secretary Amax Realty Development, Inc.
7. Letter Agreement to Constitute an Amendment and Modification to the Lease - Tax Abatement
8. Letter Agreement to Constitute an Amendment and Modification to the Lease - Annual Fixed Rent
9.       Non-Disturbance, Recognition and Attornment Agreement
10. Letter Agreement Di Giorgio to Port Carteret - Re: Hold Harmless for Rack Installation
11. Commission Agreement between Port Carteret and JGT - Jacobson, Goldfarb & Tanzman Associates, LLC